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                                                                     Exhibit 2.1



                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                              EVOKE INCORPORATED

                            CONTIGO SOFTWARE, INC.,

                                      AND

                          CSI ACQUISITION CORPORATION

                          DATED AS OF MARCH 24, 2000


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                     AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (this "Agreement") is made and entered into as of March 24, 2000 by and among Evoke Incorporated, a Delaware corporation ("Buyer"), Contigo Software, Inc., a California corporation (the "Company"), and CSI Acquisition Corporation, a California corporation ("Merger Sub").

                                   Recitals

     Whereas, the Boards of Directors of each of the Company and Buyer believe it is in the best interests of each company and their respective Shareholders that Buyer acquire the Company through the statutory merger of a wholly owned subsidiary of Buyer with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

     Whereas, pursuant to the Merger, among other things, all of the issued and outstanding shares of capital stock of the Company shall be converted into the right to receive shares of common stock of Buyer and, in the case of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Company, the right to receive cash.

     Whereas, a portion of the shares of common stock of Buyer otherwise issuable by Buyer in connection with the Merger shall be placed in escrow by Buyer for purposes of satisfying damages, losses, expenses and other similar charges which result from breaches of the representations, warranties and covenants of the Company contained herein.

     Whereas, the parties intend that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement shall constitute a plan of reorganization.

     Whereas, the Company and Buyer desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

     Now, Therefore, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1  Merger Subsidiary.

          1.1.1 On or prior to the execution of this Agreement, Buyer has caused CSI Acquisition Company, a California corporation ("Merger Sub"), to be organized for the sole purpose of effectuating the Merger contemplated hereby.

          1.1.2 The Articles of Incorporation and Bylaws of Merger Sub are in such forms as determined by Buyer.

                                      1.
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          1.1.3  The unauthorized capital stock of Merger Sub initially consists of 100 shares of common stock, no par value, which have been issued to Buyer at a price of $1.00 per share.

          1.1.4 Buyer has (i) elected the directors of Merger Sub, (ii) caused the directors of Merger Sub to elect the officers of Merger Sub, and (iii) cause the directors of Merger Sub to ratify and approve this Agreement and to approve the form of the Merger Agreement (as defined below).

     1.2 The Merger. At the Effective Time (as defined in Section 1.3) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California Corporations Code ("CCC"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Buyer. The surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.3 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than two (2) business days following the approval of the Merger by either (i) written consent of the Company's Shareholders or (ii) consent of the Company's Shareholders at the Company Shareholders Meeting (as described in Section 5.1) and the satisfaction or waiver of the conditions set forth in Article VI, at the offices of Cooley Godward LLP, 2595 Canyon Boulevard, Suite 250, Boulder, Colorado 80302 unless another place or time is agreed to in writing by Buyer and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger (or like instrument) substantially in the form attached hereto as Exhibit A with the Secretary of State of the State of California (the "Merger Agreement"), in accordance with the applicable provisions of the CCC (the time of acceptance by such Secretary of State of such filing being referred to herein as the "Effective Time").

     1.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of CCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.5  Certificate of Incorporation; Bylaws.

          1.5.1 Unless otherwise determined by Buyer prior to the Effective Time, at the Effective Time, the Articles of Incorporation of Merger Sub shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

                                      2.
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          1.5.2  Unless otherwise determined by Buyer prior to the Effective
Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.6 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of director of the Surviving Corporation in accordance with the provisions of the applicable laws of the State of California and the Articles of Incorporation and Bylaws of the Surviving Corporation until their successors are duly qualified and elected. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation.

     1.7 Certain Definitions. For all purposes of this Agreement, the following terms shall have the following meanings:

     "Buyer Common Stock" shall mean shares of the common stock, $.001 par value per share, of Buyer.

     "Buyer IPO" shall mean the initial public offering of Buyer Common Stock to be made pursuant to the Buyer Registration Statement.

     "Buyer Registration Statement" means the Registration Statement on Form S-1 of Buyer pertaining to the Buyer IPO, Amendment No. 1 to which was filed with the SEC on February 18, 2000, including amendments thereto from time to time.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company Capital Stock" shall mean all shares of Company Common Stock, Company Preferred Stock and any other capital stock of the Company.

     "Company Common Stock" shall mean shares of the Common Stock of the Company.

     "Company Option Plans" shall mean the Company's 1999 Stock Option Plan and 1999 25102(o) Stock Option/Stock Issuance Plan.

     "Company Options" shall mean all issued and outstanding options, warrants and other rights to acquire or receive Company Capital Stock (whether or not vested).

     "Company Preferred Stock" shall mean shares of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and any other Series of preferred stock of the Company.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Ratio" shall equal the quotient obtained by dividing (i) 9,000,000 by (ii) the sum of: (x) the aggregate number of Total Outstanding Company Shares and (y) the aggregate

                                      3.
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number of shares of Company Capital Stock subject to Company Options (in the case of Company Options, if any, exercisable for convertible securities, computed on a Company Common Stock equivalent basis, giving effect to the conversion ratio governing each such convertible security but without giving effect to any and all declared or accumulated and unpaid dividends) outstanding immediately prior to the Effective Time, minus the shares of Company Capital Stock attributable to outstanding unexercised Company Options which by their terms can never be exercised after the Merger.

     "GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis for the relevant entity.

     "Knowledge" of a person shall mean the actual knowledge of the person, and knowledge of a corporation shall mean the actual knowledge of an officer or director of the corporation, in each case following reasonable investigation.

     "Material Adverse Effect" shall mean any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition, results of operations or prospects of the entity referred to.

     "Related Agreements" shall mean all such ancillary agreements required in this Agreement to be executed and delivered in connection with the transactions contemplated hereby.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Shareholder" shall mean each holder of any Company Capital Stock immediately prior to the Effective Time.

     "Total Outstanding Company Shares" shall be the aggregate number of shares of Company Capital Stock outstanding immediately prior to the Effective Time (in the case of convertible securities, computed on a Company Common Stock equivalent basis, giving effect to the conversion ratio governing each such convertible security but without giving effect to any and all declared or accumulated and unpaid dividends).

     1.8 Effect of the Merger on the Capital Stock of the Constituent Corporations.

          1.8.1 Effect On Company Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the Shareholders, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as defined in Section 1.8.6)) will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of Company Capital Stock in the manner provided for in this Section 1.8.1, a fraction of a share of Buyer Common Stock (subject to Section 1.8.5) equal to the Exchange Ratio. In the case of Company Capital Stock consisting of convertible securities (including, without limitation, shares of Company Preferred Stock that remain outstanding immediately prior to the Effective Time), the Exchange Ratio shall be applied to such shares on a

                                      4.
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Company Common Stock equivalent basis, giving effect to the conversion ratio governing each such convertible security but constituting a forgiveness and cancellation, in effect, of any and all declared or accumulated and unpaid dividends. In addition, at the Effective Time, in respect of the terms of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock set forth in Article III.B.2 of the Company's Articles of Incorporation with respect to a right to receive a liquidation preference (the "Liquidation Preference"), Buyer shall make a cash payment in the amount of $2.2472 per share of Series A Preferred Stock upon surrender of the certificate representing such share of Series A Preferred Stock in the manner provided for in this Section
1.8.1 (such cash amount to be received by all holders of Series A Preferred Stock shall in no event exceed $300,001.20 in the aggregate), $2.2472 per share of Series B Preferred Stock upon surrender of the certificate representing such share of Series B Preferred Stock in the manner provided for in this Section
1.8.1 (such cash amount to be received by all holders of Series B Preferred Stock shall in no event exceed $300,001.20 in the aggregate), and $3.00 per share of Series C Preferred Stock upon surrender of the certificate representing such share of Series C Preferred Stock in the manner provided for in this
Section 1.8.1 (such cash amount to be received by all holders of Series C Preferred Stock shall in no event exceed $500,001.00 in the aggregate), and such cash payment and Buyer Common Stock shall satisfy all rights of such Preferred Stock with respect to such Liquidation Preference. All shares of Buyer Common Stock issued in exchange for shares of Company Capital Stock subject to Company repurchase rights or vesting schedules shall be subject to the same repurchase rights and/or vesting schedules and other terms as applicable to such shares of Company Capital Stock, with Buyer succeeding to the rights of the Company thereunder and with a proportionate adjustment to any per share repurchase price applicable to such shares to reflect the Exchange Ratio.

     Notwithstanding anything contained in this Section 1.8.1 to the contrary, each share of Company Capital Stock issued and held in the Company's treasury immediately prior to the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

          1.8.2  Effect on Company Options; Agreement Concerning Warrants.

                 (a) At the Effective Time, Buyer shall, in connection with the Merger, assume the Company Option Plans and each outstanding Company Option, as adjusted pursuant to Section 1.8.2(b) below, except for Company Options which by their terms can never be exercisable after the Merger.

                 (b) On or as soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee thereof administering the Company Option Plans) shall adopt any resolutions or take any other actions as may be required to effect the following:

                      (i) adjust the terms of all outstanding Company Options (each, as so adjusted, an "Adjusted Option"), whether vested or unvested, as necessary to provide that, at the Effective Time, each Company Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under such Company Option that number of whole shares of Buyer Common Stock equal to the product obtained by multiplying the number of shares of Company

                                      5.
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Capital Stock that were issuable upon exercise in full of such assumed Company
Option immediately prior to the Effective Time (in the case of Company Options, if any, exercisable for convertible securities, computed on a Company Common Stock equivalent basis, giving effect to the conversion ratio governing each such convertible security) by the Exchange Ratio, rounded down to the nearest whole number of shares of Buyer Common Stock, at an exercise price equal to the quotient obtained by dividing the exercise price per share of Company Capital Stock at which such Company Option was exercisable immediately prior to the Effective Time (in the case of Company Options, if any, exercisable for convertible securities, computed on a Company Common Stock equivalent basis, giving effect to the conversion ratio governing each such convertible security) by the Exchange Ratio, rounded up to the nearest whole cent; and

                      (ii) make such other changes to the Company Option Plans as the Company and Buyer may agree are appropriate to give effect to the Merger.

                 (c) The adjustments provided in this Section 1.8.2 with respect to any Company Option to which Section 421(a) of the Code applies shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code so that no such adjustment shall cause (other than de minimis changes resulting from mathematical rounding) (i) the ratio of the exercise price of each Adjusted Option to the fair market value of the Buyer Common Stock subject to such Adjusted Option immediately following the Effective Time to be more favorable to the optionee than the ratio of the corresponding Company Option exercise price to the fair market value of the Company Capital Stock subject to such corresponding Company Option immediately prior to the Effective Time or (ii) the excess of the aggregate fair market value of all shares of Buyer Common Stock subject to each Adjusted Option immediately following the Effective Time over the aggregate exercise price of such Adjusted Option to be more than the excess of the aggregate fair market value of all shares of Company Capital Stock subject to the corresponding Company Option immediately prior to the Effective Time over the aggregate exercise price of such corresponding Company Option. As soon as practicable after the Effective Time, Buyer shall deliver to the holders of Company Options appropriate notices setting forth such holders' rights pursuant to the respective Company Option Plans and the agreements evidencing the grants of such Company Options and that such Company Options and agreements shall be assumed by Buyer and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.8.2 after giving effect to the Merger).

                 (d) After the Effective Time, a holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by following procedures to be communicated by Buyer with the notice contemplated by paragraph (c) above, together with the consideration therefor and the federal withholding tax information, if any, required in accordance with the related Company Option Plan.

                 (e) Except as otherwise expressly provided by this Section 1.8.2, Section 5.16 and Section 5.23 and except to the extent required under the respective terms of the Company Options, all restrictions or limitations on transfer and vesting with respect to Company Options awarded under the Company Option Plans or any other plan, program or arrangement of the Company, to the extent that such restrictions or limitations shall not have already lapsed, and

                                      6.
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all other terms thereof, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Buyer as set forth above.

                 (f) The Company shall cooperate with, and assist Buyer in the preparation of a registration statement on Form S-8 (or other appropriate form) for the purpose of registering shares of Buyer Common Stock subject to Company Options.

                 (g) The Company agrees to use its commercially reasonable efforts to cause all other warrants to acquire Company Capital Stock (including without limitation those certain Warrants dated as of various dates in October 1999 and November 1999 issued to investors of the Company's Series G Preferred Stock) to be exercised in full or otherwise cancelled (without the payment of any consideration) prior to the Effective Time, and to provide evidence thereof reasonably satisfactory to the Buyer prior to or at the Closing. Notwithstanding anything herein to the contrary, prior to the Effective Time, the Company shall cause all commitments to issue or grant options or similar rights to purchase or receive Company Capital Stock to be terminated.

                 (h) Buyer acknowledges that the Company will allow holders of Company Options to net exercise any portion of such Company Options that are vested prior to the Effective Date.

          1.8.3 Effect on Capital Stock of Merger Sub. Each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          1.8.4 Adjustment To Buyer Common Stock. The number of shares of Buyer Common Stock issuable hereunder shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Buyer Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Buyer Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

          1.8.5 Fractional Shares. Notwithstanding anything to the contrary in this Agreement, no fractional shares of Buyer Common Stock shall be issued pursuant to the Merger. In lieu of the issuance of any fractional share of Buyer Common Stock pursuant to the Merger, cash adjustments will be paid to holders in respect of any fractional share of Company Capital Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to the product of (a) such fractional amount and (b) either (i) if Buyer Common Stock is then publicly traded, the average closing price of Buyer Common Stock on the Nasdaq National Market for the five (5) trading days ending on the trading day prior to the Effective Time or (ii) if Buyer Common Stock is not then publicly traded, the fair market value of a share of Buyer Common Stock as determined by the Buyer's Board of Directors in good faith.

                                      7.

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          1.8.6  Dissenting Shares. Notwithstanding any provision of this
Agreement to the contrary, any shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time that are held by a Shareholder who has not voted such shares in favor of the Merger and who has delivered a written demand for purchase of such shares in the manner provided in
Section 1301 of the CCC ("Dissenting Shares"), shall not be converted into or represent a right to receive Buyer Common Stock pursuant to Section 1.8.1, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to purchase and payment under the CCC. Notwithstanding the provisions of this Section, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such right, then, as of the Effective Time, such holder's shares shall automatically be converted into and represent only the right to receive the shares of Buyer Common Stock to which such Shareholder would otherwise be entitled under Section 1.8.1 (less the number of shares allocable to such Shareholder that have been deposited into the Escrow Fund on such holder's behalf pursuant to Article VII), upon surrender of the certificate representing such shares. The Company shall give Buyer (i) prompt notice of any written demand received by the Company for purchase of its shares pursuant to the applicable provisions of the CCC and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Buyer, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands. To the extent that the Company makes any payments in respect of any Dissenting Shares prior to the Effective Time, Buyer shall be entitled to recover under the terms of Article VII hereof the aggregate amount by which such payment or payments exceed the aggregate consideration that otherwise would have been payable in respect of such shares (for this purpose, valued in the same manner specified in Section 7.2.5(b) below). From and after the Effective Time, no shareholder who has exercised dissenters' rights as provided in Chapter 13 of the CCC shall be entitled to vote such holder's shares for any purpose or to receive payment of dividends or other distributions with respect to such holder's shares (except dividends and other distributions payable to shareholders of record at a date which is prior to the Effective Time).

          1.8.7  Surrender of Certificates.

                 (a) Buyer shall appoint a reputable institution to serve as exchange agent (the "Exchange Agent") in the Merger.

                 (b) Within three (3) business days after the Effective Time, Buyer shall make available to the Exchange Agent for exchange in accordance with this Article I the shares of Buyer Common Stock issuable pursuant to Section
1.8.1 in exchange for all the outstanding shares of Company Capital Stock; provided, however, that on behalf of the Shareholders, pursuant to Section 7.2 hereof, Buyer shall deposit into an escrow account 10% of the shares of Buyer Common Stock otherwise issuable to the Shareholders pursuant to Section 1.8.1 (the "Escrow Amount"). The portion of the Escrow Amount contributed on behalf of each Shareholder shall be in proportion to the aggregate number of shares which such Shareholder would otherwise be entitled to receive in the Merger by virtue of ownership of outstanding shares of Company Capital Stock unless so otherwise agreed by certain Shareholders.

                 (c) On the Closing Date or promptly thereafter, the Shareholders will surrender the certificates representing their Company Capital Stock (the "Certificates") to the

                                      8.
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Exchange Agent for cancellation together with a letter of transmittal in such form and having such provisions as Buyer may reasonably request. Buyer shall provide such letter of transmittal to the Shareholders on the Closing Date or as promptly thereafter as practicable. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Exchange Agent will promptly deliver to the holder of such Certificate in exchange therefor a certificate representing the number of whole shares of Buyer Common Stock (less the number of shares of Buyer Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 1.8.7(b) and Article
VII) to which such Shareholder is entitled pursuant to Section 1.8.1, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive the number of full shares of Buyer Common Stock into which such shares of Company Capital Stock shall have been converted pursuant to this Article I (except as may otherwise be provided under the CCC with respect to Dissenting Shares), together with any cash in lieu of fractional shares. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Buyer shall cause to be distributed to the Escrow Agent (as defined in Article VII) a certificate or certificates representing that number of shares of Buyer Common Stock equal to the Escrow Amount, which shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holder on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Buyer as provided in Article VII.

                 (d) No dividends or other distributions declared or made after the Effective Time with respect to Buyer Common Stock with a record date after the Effective Time will be paid to any holder of any unsurrendered Certificate with respect to the shares of Buyer Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Buyer Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Buyer Common Stock.

                 (e) If any certificate for shares of Buyer Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition to the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Buyer or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Buyer Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Buyer or any agent designated by it that such tax has been paid or is not payable.

                 (f) In the event any certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, the number of shares of Buyer Common Stock, if any, as may be required pursuant to Section 1.8.1; provided, however, that Buyer may, in its discretion and as a condition

                                      9.

precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct against any claim that may be made against Buyer or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed. Notwithstanding the foregoing, Buyer acknowledges and agrees that delivery of a bond shall not be required prior to the Buyer IPO so long as the holder provides customary indemnities relating to a lost, stolen or destroyed certificate in addition to making an affidavit of that fact.

                 (g) Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Buyer Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                 (h) All shares of Buyer Common Stock (plus, in the case of the Company's Series A Preferred Stock , Series B Preferred Stock and Series C Preferred Stock, the specified cash) issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to be issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, including rights to receive accumulated or declared and unpaid dividends, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

                 (i) Dissenting Shares, if any, after payments of fair value in respect thereto have been made to dissenting Shareholders of the Company pursuant to the CCC and this Article I, shall be canceled.

          1.8.8 Tax Consequences; Accounting Treatment. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. Each party has consulted with its own tax advisors with respect to the tax consequences of the Merger. It is intended by the parties hereto that the Merger shall be treated as a purchase for accounting purposes. Each party has consulted with its own accounting advisors with respect to the accounting treatment of the Merger.

          1.8.9 Further Assurances. If, at any time after the Effective Time, any further action is necessary or desirable to consummate the Merger, to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Buyer are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                      10.
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                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Buyer, subject to such exceptions as are specifically disclosed in the disclosure schedule referencing the appropriate section and paragraph numbers (provided that the failure to refer to a particular section or paragraph will not affect the applicability of a disclosure to such section or paragraph if the nature of such disclosure makes reasonably clear the applicability thereof to the subject matter of such section or paragraph) supplied by the Company to Buyer (the "Disclosure Schedule") and dated as of the date hereof, that on the date hereof and as of the Effective Time as though made at the Effective Time as follows:

     2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power and authority to own and use its properties and assets and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would be reasonably likely to have a Material Adverse Effect. The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Buyer. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws. Section 2.1 of the Disclosure Schedule lists the directors and officers of the Company. The operations now being conducted by the Company have not been conducted under any other name.

     2.2 Subsidiaries. The Company does not have, and has never had, any subsidiaries or affiliated companies and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, any corporation, partnership, association, joint venture or other business entity.

     2.3  Company Capital Structure.

          2.3.1 The authorized capital stock of the Company consists of (i) 15,000,000 shares of Company Common Stock, of which 3,985,596 shares were outstanding as of the date of this Agreement; (ii) 133,500 shares of Series A Preferred Stock, of which 133,500 shares are outstanding as of the date of this Agreement; (iii) 133,500 shares of Series B Preferred Stock, of which 133,500 shares are outstanding as of the date of this Agreement; (iv) 166,667 shares of Series C Preferred Stock, of which 166,667 shares are outstanding as of the date of this Agreement; (v) 133,333 shares of Series D Preferred Stock, of which 133,333 shares are outstanding as of the date of this Agreement; (vi) 105,066 shares of Series E Preferred Stock, of which 105,066 shares are outstanding as of the date of this Agreement; (vii) 300,000 shares of Series F Preferred Stock, of which 300,000 shares are outstanding as of the date of this Agreement; and
(viii) 270,000 shares of Series G Preferred Stock, of which 269,784 shares are outstanding as of the date of this Agreement. In addition, as of the date of this Agreement, there are outstanding warrants exercisable for 439,716 shares of Common Stock. As of the date of this Agreement, the Company Capital Stock is held by the persons, with the domicile addresses and in the amounts set forth in
Section 2.3.1 of the Disclosure Schedule. All outstanding shares of

                                      11.

Company Capital Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound and have been issued in compliance with federal and state securities laws. There are no declared and unpaid dividends with respect to any shares of the Company Capital Stock. If accumulated dividends are disregarded, each outstanding share of Preferred Stock is convertible into four (4) shares of Company Common Stock. The Company has no other capital stock authorized, issued or outstanding.

          2.3.2 Except for the Company Option Plans, the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Company has reserved 4,800,000 and 435,000 shares of Company Capital Stock for issuance to employees and consultants pursuant to the 1999 Stock Option Plan and 1999 25102(o) Stock Option/Stock Issuance Plan, respectively. Of such shares, as of the date of this Agreement, 1,120,996 shares have been issued upon exercise of Company Options under the 1999 Stock Option Plan and 1999 25102(o) Stock Option/Stock Issuance Plan and 3,420,480 shares are subject to outstanding unexercised options under the 1999 Stock Option Plan and 1999 25102(o) Stock Option/Stock Issuance Plan. Section
2.3.2.1 of the Disclosure Schedule sets forth for each outstanding Company Option, as of the date of this Agreement, the name of the holder of such option, the domicile address of such holder, the number and class or series of shares of Company Capital Stock subject to such option, the exercise price of such option, the vesting schedule for such option, including the extent vested to date and whether the exercisability of such option will be accelerated by the transactions contemplated by this Agreement, the Option Plan under which such option was granted, and whether such option is intended to qualify as an incentive stock option as defined in Section 422 of the Code. Except for the Company Options as set forth in Section 2.3.2.2 of the Disclosure Schedule, there are no options, warrants, calls, convertible securities (other than the Company Preferred Stock), exchangeable securities, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Capital Stock or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, convertible security, exchangeable security, right, commitment or agreement. There is no outstanding Company Capital Stock which is subject to vesting.

          2.3.3 There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. The Company is not a party to and, to the Company's knowledge, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company.

          2.3.4 As a result of the Merger, Buyer will be the record and sole beneficial owner of all outstanding Company Capital Stock and all rights to acquire or receive any Company Capital Stock, whether or not such Company Capital Stock is outstanding.

     2.4 Authority. The Company has all requisite power and authority to enter into this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any

                                      12.

Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize this Agreement, any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement by the Shareholders and the receipt of required third party consents (which material third party consents are identified in Section 2.6 of the Disclosure Schedule). This Agreement, the Merger and any Related Agreements to which the Company is a party have been unanimously approved by the Board of Directors of the Company. This Agreement has been, and any Related Agreements to which the Company is a party have been or will have been prior to the Effective Time, duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

     2.5 No Conflict. The execution and delivery of this Agreement and any Related Agreements to which it is party by the Company do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit (any such event, a "Conflict") under (i) any provision of the Articles of Incorporation and Bylaws of the Company, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or any of its properties or assets are subject, or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets; except for a Conflict under subsection (ii) or (iii) above that would not have a Material Adverse Effect on the Company or on the ability of the parties to consummate the Merger or the other transactions contemplated by this Agreement and the Related Agreements.

     2.6 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement and any Related Agreements to which the Company is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) the filing of the Merger Agreement with the Secretary of State of the State of California,
(iii) the approval of the Merger by the Company's Shareholders, (iv) any other filings or approvals as may be required under California state law, and (v) consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Material Adverse Effect on the Company or on the ability of the parties to consummate the Merger or the other transactions contemplated by this Agreement.

                                      13.

     2.7 Company Financial Statements. Section 2.7 of the Disclosure Schedule sets forth the Company's audited balance sheets as of December 31, 1999, December 31, 1998 and December 31, 1997 and the related audited income statements, statements of stockholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto and the unqualified report and opinion of KPMG relating thereto, and the Company's unaudited balance sheet as of February 29, 2000 and related unaudited statements of income and cash flow for the two-month period then ended (collectively, the "Financials"). The Financials are correct and complete in all material respects and have been prepared in accordance with GAAP, applied on a basis consistent throughout the periods indicated and consistent with each other (except that the interim period Financials may not contain all the notes that may be required by
GAAP). The Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which will not be material in amount or significance. The Company's Balance Sheet as of February 29, 2000 shall be hereinafter referred to as the "Current Balance Sheet."

     2.8 No Undisclosed Liabilities. To the Company's Knowledge, the Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise (collectively, "Contingent Liabilities") (whether or not required to be reflected in financial statements in accordance with GAAP), other than (i) Contingent Liabilities that are reserved or otherwise reflected expressly in the Current Balance Sheet and (ii) Contingent Liabilities that have arisen in the ordinary course of business consistent with past practices since February 29, 2000 (which, in the aggregate, are not material in amount or significance).

     2.9 No Changes. Except as contemplated by this Agreement or the Related Agreements, from December 31, 1999 through the date of this Agreement, there has not been, occurred or arisen any:

                 (a) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

                 (b) capital expenditure or commitment by the Company, either individually exceeding $50,000 or in the aggregate exceeding $100,000;

                 (c) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

                 (d) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

                 (e) change in accounting methods or practices (including any change in depreciation, revenue recognition or amortization policies or rates) by the Company;

                 (f)  revaluation by the Company of any of its assets;

                 (g) declaration, setting aside or payment of a dividend or other distribution with respect to the Company Capital Stock or any direct or indirect redemption, purchase or other acquisition by the Company of Company Capital Stock;

                                      14.

                 (h) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person;

                 (i) any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound other than in the ordinary course of the Company's business, consistent with past practice;

                 (j) sale, lease, license or other disposition of any of the assets or properties of the Company or any creation of any security interest in such assets or properties other than in the ordinary course of the Company's business, consistent with past practice;

                 (k) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practice;

                 (l) incurrence by the Company of any liability in excess of $50,000 individually or $100,000 in the aggregate;

                 (m) waiver or release of any right or claim of the Company including any write-off or other compromise of any account receivable of the Company (other than compromises of invoices with customers in the ordinary course of business consistent with past practice, which compromises are not in the aggregate material in amount or significance);

                 (n) the commencement or notice or threat of any lawsuit or proceeding or investigation against the Company or its affairs;

                 (o) notice of any claim or potential claim of ownership by any person other than the Company of the Company Intellectual Property (as defined in Section 2.13) or of infringement by the Company of any other person's Intellectual Property (as defined in Section 2.13);

                 (p) issuance or sale, or contract to issue or sell, by the Company of any shares of Company Capital Stock or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing, except for options to purchase capital stock of the Company granted to employees of and consultants to the Company in the ordinary course of business consistent with past practice;

                 (q) (i) selling or entering into any material license agreement with respect to the Company Intellectual Property with any third party or (ii) buying or entering into any material license agreement with respect to the Intellectual Property of any third party;

                                      15.

                 (r) any event or condition of any character that has had a Material Adverse Effect on the Company;

                 (s) any transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices; or

                 (t) negotiation or agreement by the Company or any officer thereof to do any of the things described in the preceding clauses (a) through
(s) (other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement).

     2.10 Tax Matters.

          2.10.1 Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes", means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          2.10.2 Tax Representations.

                 (a) The Company has prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law (other than Taxes not yet due for which adequate reserves have been established on the Current Balance Sheet).

                 (b) The Company (A) has paid all Taxes it is required to pay and has withheld with respect to its employees all federal and state income taxes, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, (other than Taxes not yet due for which adequate reserves have been established on the Current Balance Sheet) and (B) has accrued on the Current Balance Sheet all unpaid Taxes (whether or not due) attributable to all periods through the date of the Current Balance Sheet and has not incurred any liability for Taxes for the period from the date of the Current Balance Sheet to the Effective Time other than in the ordinary course of business, consistent with past practice.

                 (c) The Company is not delinquent in the payment of any Tax (other than items for which adequate reserves have been established on the Current Balance Sheet) nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the

                                      16.

Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                 (d) No action, suit, taxing authority proceeding, audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                 (e) No adjustment relating to any Returns filed by the Company has been proposed formally or informally by any Tax authority to the Company or any representative thereof.

                 (f) The Company has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Balance Sheet other than in the ordinary course of business, consistent with past practice.

                 (g) The Company has made available to Buyer or its legal counsel, copies of all foreign, federal and state income and all state sales and use Returns for the Company filed for all periods since its inception.

                 (h) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

                 (i) None of the Company's assets are treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

                 (j) The Company is not subject to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company as an expense under applicable law (including, without limitation, Sections 280G, 404 and 162(m) of the Code).

                 (k)  The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                 (l) The Company is not a party to any tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement.

                 (m) The Company is not, and has not been at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

                 (n) The Company will not be required to include any amount in taxable income or exclude any item of deduction or loss from taxable income for any taxable

                                      17.

period (or portion thereof) ending after the Closing Date as a result of (A) a change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law),
(C) any sale reported on the installment method where such sale occurred on or prior to the Closing Date, or (D) any prepaid amount received on or prior to the Closing Date.

                 (o) The Company has never (i) been a member of an "affiliated group" within the meaning of Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law), or (ii) filed or been included in a combined, consolidated or unitary income tax Return.

                 (p) The Company has not requested or been granted an extension of the time for filing any Tax Return which has not yet been filed.

                 (q) The Company has not consented to extend to a date later than the date hereof the time in which any Tax may be assessed or collected by any taxing authority.

                 (r) No claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction.

     2.11 Restrictions On Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business as currently run by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.12 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

          2.12.1 The Company does not own any real property, and has never owned any real property. Section 2.12.1 of the Disclosure Schedule sets forth a list of all real property currently leased by the Company, the name of the lessor and the date of the lease and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          2.12.2 The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Current Balance Sheet and except for Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character,

                                      18.

amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

          2.12.3 All material items of equipment (the "Equipment") owned or leased by the Company are (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in acceptable operating condition, regularly and properly maintained, subject to normal wear and tear.

     2.13 Intellectual Property.

          2.13.1 For the purposes of this Agreement, the following terms have the following definitions:

                 (a) "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor;
(v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vii) all databases and data collections and all rights therein throughout the world;
(viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Internet and Worldwide Web addresses, URLs, sites and domain names; (ix) any similar, corresponding or equivalent rights to any of the foregoing; and (x) all documentation related to any of the foregoing.

                 (b) "Company Intellectual Property" shall mean any Intellectual Property that is owned by or exclusively licensed to the Company.

                 (c) "Registered Intellectual Property" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

          2.13.2 Section 2.13.2 of the Disclosure Schedule lists all Registered Intellectual Property owned by, or filed in the name of, the Company (the "Company Registered Intellectual Property") and lists any proceedings or actions before any court, tribunal (including the United

                                      19.

States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights.

          2.13.3 Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 2.13.3 of the Disclosure Schedule and all Intellectual Property licensed to the Company, is free and clear of any Liens other than subject to existing UCC's, which UCC's are listed on Section 2.13.3 of the Disclosure Schedule. The Company has rights to the trademarks, trade names and copyrights used in connection with the operation or conduct of the business of the Company that are sufficient to enable the Company to conduct its business as the business is currently conducted, including the sale of any products or technology or the provision of any services by the Company (other than with respect to products acquired from third parties). The Company, to its knowledge, owns exclusively, and has good title to, all copyrighted works that are Company products or other works of authorship that the Company otherwise purports to own.

          2.13.4 To the extent that any Intellectual Property has been developed or created by any person other than the Company for which the Company has, directly or indirectly, paid, the Company has a written agreement with such person with respect thereto and the Company thereby has obtained ownership of, and is the exclusive owner of, by operation of law or by valid assignment, all such Intellectual Property.

          2.13.5 The Company has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other person.

          2.13.6 The Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of its business as it currently is conducted, including, without limitation, the design, development, manufacture, use, import and sale of the products, technology and services of the Company (including products, technology or services currently under development).

          2.13.7 To the Company's Knowledge, no person who has licensed Intellectual Property from the Company has ownership in such Intellectual Property.

          2.13.8 Section 2.13.8 of the Disclosure Schedule lists all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to assume or incur any material obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property of any person other than the Company.

          2.13.9 To the Company's Knowledge, the operation of the business of the Company as it currently is conducted, including but not limited to the Company's design, development, use, import, manufacture and sale of the Company's website and the Company's products, technology or services (including portions of the Company's website or the Company's products, technology or services currently under development) does not infringe or misappropriate any Intellectual Property of any person, violate the rights of any person

                                      20.

(including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction. The Company has not received any notice from any person that the operation of the business of the Company as it currently is conducted, including but not limited to the Company's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property (other than trademarks, trade names and service marks) of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          2.13.10 All necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

          2.13.11 There are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

          2.13.12 To the Company's Knowledge, as of the date of this Agreement, no person is infringing or misappropriating any Company Intellectual Property.

          2.13.13 The Company has, and enforces, a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and all current employees, consultants and contractors of the Company have executed such an agreement.

          2.13.14 As of the date of this Agreement, no Company Intellectual Property or product, technology or service of the Company, including its website, is subject, or, to the Company's Knowledge, may reasonably be expected to become subject to, any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

          2.13.15 No: (i) product, technology, service or publication of the Company, including its website, (ii) material published or distributed by the Company, including its website, or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material false advertising.

     2.14 Agreements, Contracts And Commitments.

          2.14.1  The Company is not a party to nor is it bound by:

                  (a) any employment or consulting agreements, contracts or commitments with employees or individual consultants or salespersons or consulting or sales

                                      21.

agreements, contracts or commitments with a firm or other organization, which agreements, contracts or commitments are not terminable by the Company without further liability upon payment in the aggregate of more than $50,000 with respect to all such agreements, contracts and commitments; and the Company has no employment agreements providing for employment other than on an at-will basis;

                 (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                 (c)  any fidelity or surety bond or completion bond;

                 (d) any lease of personal property with fixed annual rental payments in excess of $100,000;

                 (e) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person;

                 (f) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $50,000 either individually or $100,000 in the aggregate;

                 (g) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

                 (h) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                 (i) any purchase order or contract for the purchase of materials involving in excess of $50,000 individually or $100,000 in the aggregate;

                 (j)  any construction contracts;

                 (k) any agreement for the provision of advertising content or space or for the licensing of content from third parties for inclusion in the Company's website, or any other dealer, distribution, joint marketing or development agreement;

                 (l) any sales representative, original equipment manufacturer, value added reseller, remarketer or other agreement for distribution of the Company's products or services; or

                 (m) any other agreement, contract or commitment that involves $100,000 or more or is not cancelable without penalty within forty-five (45) days.

                                      22.

          2.14.2 The Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it is bound (collectively a "Contract") except for a breach, violation or default, or notice therefor that would not have a Material Adverse Effect on the Company or on the ability of the parties to consummate the Merger or the other transactions contemplated by this Agreement and the Related Agreements, nor is the Company aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and is not subject to any material default thereunder by any party obligated to the Company pursuant thereto.

     2.15 Interested Party Transactions. No officer, director or Shareholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company any goods or services, or (iii) a beneficial interest in any Contract; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.15.

     2.16 Governmental Authorization. The Company has obtained all necessary consents, licenses, permits, grants or other authorizations necessary to operate or conduct its business as currently conducted or hold any interest in its properties or assets (collectively "Company Authorizations").

     2.17 Litigation. There is no action, suit or proceeding of any nature pending nor has the Company received notice (oral or written) of any actions, suits or proceedings threatened against the Company, its properties or any of its officers or directors, nor to the Company's Knowledge, as of the date of this Agreement is there any reasonable basis therefor. There is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any Governmental Entity, nor to the Company's Knowledge, as of the date of this Agreement is there any reasonable basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

     2.18 Accounts Receivable. All accounts receivable, including, without limitation, all accounts receivable derived from licenses to end-users of the right to use the Company's presentation software, arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied and are reasonably anticipated to be collectible except to the extent of reserves therefor set forth in the Current Balance Sheet. No person has any lien, encumbrance or other similar right with respect to any of such accounts receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

     2.19 Minute Books. The minutes of the Company made available to counsel for Buyer are the only minutes of the Company and contain a reasonably accurate summary of all

                                      23.

meetings of the Board of Directors (or committees thereof) of the Company and its Shareholders or actions by written consent since the incorporation of the Company.

     2.20 Environmental Matters.

          2.20.1 To the Company's knowledge, the Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          2.20.2 To the Company's knowledge, the Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities, respectively, and other businesses of the Company as such activities and businesses are currently being conducted.

          2.20.3 No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending nor has the Company received notice (oral or written) of any action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company.

     2.21 Brokers' and Finders' Fees; Third Party Expenses. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Section 2.21 of the Disclosure Schedule sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. Section 2.21 of the Disclosure Schedule also sets forth the Company's current estimate of Third Party Expenses (as defined in Section 5.4.1) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.22 Employee Matters and Benefit Plans.

          2.22.1 Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.22.1(a) below (which definition shall apply only to this Section 2.22), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                 (a) "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                 (b) "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance,

                                      24.

termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation;

                 (c) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                 (d)  "DOL" shall mean the Department of Labor;

                 (e) "Employee" shall mean any current or former employee, consultant or director of the Company or any Affiliate;

                 (f) "Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee;

                 (g) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                 (h) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

                 (i) "International Employee Plan" shall mean each Company Employee Plan that has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

                 (j)  "IRS" shall mean the Internal Revenue Service;

                 (k) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

                 (l) "PBGC" shall mean the Pension Benefit Guaranty Corporation; and

                 (m) "Pension Plan" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

          2.22.2 Schedule. Schedule 2.22.2 contains an accurate and complete list of each Company Employee Plan. The Company has no agreements with employees other than the offer letters substantially similar in form to that previously provided to the Buyer. The Company does not have any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the

                                      25.

extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Buyer in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement.

          2.22.3 Documents. The Company has provided to Buyer: (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including (without limitation) all amendments thereto and all related trust documents; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all material written agreements and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company; (ix) all correspondence to or from any governmental agency relating to any Company Employee Plan; (x) all COBRA forms and related notices; (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (xii) all discrimination tests for each Company Employee Plan for the most recent plan year, if required; and (xiii) all registration statements, annual reports Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

          2.22.4 Employee Plan Compliance. (i) The Company has performed all material obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any material default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending or threatened or reasonably anticipated (other than routine claims for

                                      26.

benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Buyer, the Surviving Corporation, the Company or any Affiliate (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the Knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

          2.22.5 Pension Plan. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

          2.22.6 Multiemployer Plans. At no time has the Company or any Affiliate contributed to or been required to contribute to any Multiemployer Plan.

          2.22.7 No Post-Employment Obligations. No Company Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

          2.22.8 COBRA. Neither the Company nor any Affiliate has, prior to the Effective Time, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees where such violation could result in material liability to the Company.

          2.22.9 Effect of Transaction. (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee (excluding from this representation the effect of any termination of an Existing Employee under Section 5.11.2 or 5.11.3 of this Agreement); and (ii) no payment or benefit which will or may be made by the Company or its Affiliates with respect to any Employee as a result of the transactions contemplated by this Agreement or otherwise will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code (but without regard to clause (ii) thereof).

          2.22.10 Employment Matters. The Company: (i) is in material compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by

                                      27.

law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and
(iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or to the Knowledge of the Company, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

          2.22.11 Labor. No work stoppage or labor strike against the Company is pending, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending or threatened or reasonably anticipated against the Company relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any liability to the Company, Buyer, the Surviving Corporation or any Affiliate. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

          2.22.12 No Interference or Conflict. To the Company's knowledge, no officer, director, consultant or employee of the Company is obligated under any contract or agreement or subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted or proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

     2.23 Insurance. Section 2.23 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and any covered parties are otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage).

     2.24 Compliance with Laws. To the Company's knowledge, the Company has complied with, and is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation, the violation of which

                                      28.

would have a Material Adverse Effect on the Company or on the ability of the parties to consummate the Merger or the other transactions contemplated by this Agreement and the Related Agreements.

     2.25 Warranties, Indemnities. Except for the warranties and indemnities contained in those contracts and agreements set forth in Section 2.25 of the Disclosure Schedule, the Company has not issued any warranties or indemnities relating to products or technology sold or licensed or services rendered by the Company, other than warranties and indemnities that are not in the aggregate, reasonably expected to have a Material Adverse Effect.

     2.26 Proxy Statement And Shareholder Information Statement. The information supplied by the Company for inclusion in (x) the Proxy Statement or the Shareholder Information Statement or the Form S-4 Registration Statement (each as defined below) or any application filed in connection with a "fairness hearing" pursuant to Section 5.1 hereof, will not on the date it (or any amendment or supplement thereto) is first sent to Shareholders, on either (i) the date of circulation of the written consent or (ii) the date of the Company's Shareholder Meeting and at the Effective Time, and (y) the Buyer Registration Statement (or any amendment or supplement thereto) will not at any time prior to the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement or the Shareholder Information Statement or the Form S-4 Registration Statement or the Buyer Registration Statement, the Company will promptly inform the Buyer. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Buyer that is contained in any of the foregoing documents.

     2.27 Voting Agreements. The Shareholders delivering to Buyer executed Voting Agreements (as defined in Section 5.15 of this Agreement) simultaneously with the execution and delivery of this Agreement possess sufficient voting power to approve (without the consent or approval of any other Shareholders) this Agreement, the Merger and all of the other transactions contemplated by this Agreement and the Voting Agreements.

     2.28 Representations Complete. None of the representations or warranties made by the Company (as modified by the Disclosure Schedule), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement or furnished in or in connection with documents mailed or delivered to the Shareholders for use in soliciting their consent to this Agreement and the Merger contains or will contain at the Effective Time (when read together with the Proxy Statement or Shareholder Information Statement (as amended or supplemented) and the Form S-4 Registration Statement at the Effective Time), any untrue statement of a material fact, or omits or will omit at the Effective Time (when read together with the Proxy Statement or Shareholder Information Statement) (as amended or supplemented) and the Form S-4 Registration Statement at the Effective Time), to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                      29.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Company that on the date hereof and, except as expressly provided otherwise below and except as may be modified to appropriately reflect the transactions contemplated hereby and the Buyer IPO, and as of the Effective Time as though made at the Effective Time as follows:

     3.1 Organization, Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Buyer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the ability of Buyer to consummate the Merger or the other transactions contemplated hereby.

     3.2 Charter And Bylaws. The Certificate of Incorporation and Bylaws of Buyer filed as exhibits to the Buyer Registration Statement are complete and accurate copies thereof and are in full force and effect. Buyer is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

     3.3  Authority.

          3.3.1 Buyer has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer, and no further action is required on the part of Buyer to authorize this Agreement, any Related Agreements to which it is a party or the transactions contemplated hereby and thereby (except that, with respect to Section 5.22 of this Agreement, Buyer will be required to obtain the consent of certain of its Stockholders to an increase in the size of Buyer's Board of Directors, in order to permit the election of the representative in accordance with such Section 5.22). Buyer has duly executed and delivered this Agreement and, as of the Effective Time, will have duly executed and delivered each Related Agreement to which it is a party. Assuming the due authorization, execution and delivery by the other parties hereto and thereto, this Agreement and such Related Agreements constitute or, as of the Effective Time in the case of the Related Agreements, will constitute, the valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

          3.3.2 Merger Sub has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the

                                      30.

transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Merger Sub, and no further action is required on the part of Merger Sub to authorize this Agreement, any Related Agreements to which it is a party or the transactions contemplated hereby and thereby. Merger Sub has duly executed and delivered this Agreement and, as of the Effective Time, will have duly executed and delivered each Related Agreement to which it is a party. Assuming the due authorization, execution and delivery by the other parties hereto and thereto, this Agreement and such Related Agreements constitute or, as of the Effective Time in the case of the Related Agreements, will constitute, the valid and binding obligations of Merger Sub, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

          3.3.3 Merger Shares. The shares of Buyer Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, non-assessable and will be issued in compliance with all applicable federal and state securities laws.

     3.4 No Conflict. The execution and delivery of this Agreement and any Related Agreement to which Buyer or Merger Sub is or will be a party by Buyer or Merger Sub, as the case may be, do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under (i) any provision of the Certificate of Incorporation or Bylaws of Buyer or of the Articles of Incorporation or Bylaws of Merger Sub, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Buyer or Merger Sub or any of their respective properties or assets are subject and that has been filed as an exhibit to the Buyer Registration Statement, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or Merger Sub or their respective properties or assets, except for a Conflict under subsection (ii) or (iii) above that would not have a Material Adverse Effect on the ability of the parties to consummate the Merger or the other transactions contemplated by this Agreement.

     3.5 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party is required, including a party to any agreement with Buyer or Merger Sub (so as not to trigger any Conflict), by or with respect to Buyer or Merger Sub in connection with the execution and delivery of this Agreement and any Related Agreements to which Buyer or Merger Sub is or will be a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws,
(ii) the filing of a Merger Agreement with the Secretary of State of the State of California, (iii) any other filings or approvals as may be required under California state law, and (iv) consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Material Adverse Effect on Buyer or on the ability of the parties to consummate the Merger or the other transactions contemplated by this Agreement.

                                      31.

     3.6 Proxy Statement And Shareholder Information Statement. The information supplied by Buyer for inclusion in the Proxy Statement or Shareholder Information Statement and the Form S-4 Registration Statement or any application filed in connection with "fairness hearing" pursuant to Section 5.1 hereof will not, on the date it (or any amendment or supplement thereto) is first mailed to Shareholders, at the time of the Company Shareholders Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Time any event relating to Buyer, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Buyer or Merger Sub which should be set forth in an amendment or a supplement to the Proxy Statement or Shareholder Information Statement, Buyer or Merger Sub will promptly inform the Company. Notwithstanding the foregoing, Buyer and Merger Sub make no representation or warranty with respect to any information supplied by the Company that is contained in any of the foregoing documents.

     3.7 Merger Sub. Merger Sub has been formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, Merger Sub will not conduct any business activities and will not have any material liabilities or obligations.

     3.8  SEC Filings; Financial Statements.

          3.8.1 The Buyer Registration Statement (including, without limitation information concerning capitalization included on pages 5 and 19 therein) (i) at the time it was filed, complied as to form in all material respects with the requirements of the Securities Act and (ii) did not at the time it was filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3.8.2 The financial statements of the Buyer (including, in each case, any related notes thereto) (the "Buyer Financial Statements") contained in the Buyer Registration Statement have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of Buyer as at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be, individually or in the aggregate, materially adverse to Buyer.

                                  ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Buyer shall otherwise consent in writing), to carry on the Company's business in the usual, regular and ordinary course in substantially the

                                      32.

same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due consistent with the past practices of the Company, and, to the extent consistent with such business, use its commercially reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, advertisers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Buyer of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company. Except as expressly contemplated by this Agreement or as set forth in Section 4.1 of the Disclosure Schedule, the Company shall not, without the prior written consent of Buyer:

          4.1.1 Except in the ordinary course of business and consistent with past practice, (i) sell or enter into any license agreement with respect to the Company Intellectual Property with any person or entity or (ii) buy or enter into any license agreement with respect to the Intellectual Property of any person or entity;

          4.1.2 Except in the ordinary course of business and consistent with past practice, transfer to any person or entity any rights to the Company Intellectual Property;

          4.1.3 Enter into or amend any single Contract (or series of related Contracts) with a potential obligation or value of $100,000 or more or multiple Contracts in any calendar month with aggregate potential obligations or value of $200,000 or more;

          4.1.4 Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate, in any material respect, the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

          4.1.5 Commence any litigation or settle: (i) any litigation for $50,000 or more or (ii) any litigation relating to intellectual property rights; provided that the Company shall have the right to settle litigation outstanding as of the date hereof, so long as the terms of such settlement involve no monetary obligation or other liability imposed on the Company;

          4.1.6 Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of the capital stock of the Company or options, warrants or other rights exercisable therefor (except for the Company's repurchase of Company Capital Stock from its employees at the purchase price paid by such employees for such stock or except as provided for in Section 4.1.7 below);

          4.1.7 Issue, grant, deliver or sell, contract to issue, grant, deliver or sell, or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock (other than the exercise of currently outstanding stock options and the exercise of outstanding warrants) or securities convertible into or exchangeable for, or

                                      33.

subscriptions, rights, warrants or options to acquire, or other agreement or commitments of any character obligating it to issue or purchase any such shares or other convertible securities (excluding employee and consultant stock options or exercises thereof and grants of restricted stock pursuant to the Company Option Plan);

          4.1.8 Cause or permit any amendments to its Articles of Incorporation or Bylaws or other organizational documents;

          4.1.9 Acquire or agree to acquire any assets or business which are material, individually or in the aggregate, to the Company's business;

          4.1.10 Make any capital expenditures in excess of $100,000 individually or $200,000 in the aggregate;

          4.1.11 Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practices;

          4.1.12 Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others or issue or become subject to any fidelity, surety or completion bond, except pursuant to existing agreements set forth on the Disclosure Schedule;

          4.1.13 Incur liabilities outside of the ordinary course of business in excess of $50,000 individually or $100,000 in the aggregate;

          4.1.14 Grant any loans to others outside ordinary course of business or purchase debt securities of others or amend the terms of any outstanding loan agreement;

          4.1.15 Grant (or enter into or amend any contract or arrangement providing for) any severance or termination pay: (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

          4.1.16 Adopt any employee benefit plan, or enter into any employment contract or pay or agree to pay any special bonus or special remuneration to any director;

          4.1.17 Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          4.1.18 Pay, discharge or satisfy, in an amount in excess of $50,000 (in any one case) or $100,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

          4.1.19 Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or

                                      34.

assessment in respect of Taxes provided that Buyer shall not unreasonably withhold its consent for any of the foregoing;

          4.1.20 Enter into any strategic alliance or joint marketing arrangement or agreement that (i) would substantially change any line of business in which the Company operates or (ii) relates to any business segment of the Buyer;

          4.1.21 Accelerate the vesting schedule of any of the outstanding Company Options or Company Capital Stock;

          4.1.22 (i) Terminate any officer or key employee, (ii) hire an employee with an annual salary in excess of $100,000, (iii) hire an officer or
(iv) hire any material number of employees (for these purposes, an increase of 10% or more in the size of the Company's workforce shall be deemed material);

          4.1.23 Agree in writing to take any of the actions described in Sections 4.1.1 through 4.1.22; or

          4.1.24 Take, or agree in writing to take any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     4.2  No Solicitation.

          4.2.1 For purposes of this Section 4.2, the following terms shall have the following meanings:

                 (a) "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Buyer) contemplating or otherwise relating to any Company Acquisition Transaction.

                 (b) A party's "Associates" shall include such party's subsidiaries and other affiliates and the respective directors, officers, employees, agents, representatives, consultants, accountants, attorneys and financial advisors of such party and its affiliates.

                 (c) "Company Acquisition Transaction" shall mean any transaction not contemplated by this Agreement involving: (A) any sale, lease, exchange, transfer or other disposition of the assets of the Company or any subsidiary of the Company constituting more than 5% of the assets of the Company or accounting for more than 5% of the revenues of the Company in any one transaction or in a series of related transactions; or (B) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any person, group or entity involving more than 5% of the outstanding shares of capital stock of the Company; or (C) any merger, consolidation, business combination, share exchange, reorganization or similar transaction or series of related transactions involving the Company other than any transaction which results in the Shareholders of the Company before the transaction continuing to hold at least 95% of the outstanding voting securities of the Company after such transaction.

                                      35.

                 (d) "Termination Date" shall mean the earlier of (i) the Effective Time, or (ii) the date that this Agreement is terminated in accordance with its terms.

          4.2.2 The Company agrees that prior to and through the Termination Date, it shall not, directly or indirectly, and shall not authorize or permit any Associate of the Company to (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal,
(ii) furnish any information regarding the Company or any subsidiary of the Company to any person, group or entity in connection with or in respect to any Acquisition Proposal, (iii) continue or engage in discussions with any person, group or entity with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent, term sheet or similar document or any contract, commitment or other obligation of any kind contemplating or otherwise relating to any Company Acquisition Transaction (other than with Buyer and Merger Sub). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by an Associate of the Company shall be deemed to constitute a breach of this Section
4.2. In addition, the Company agrees that any negotiations with respect to any of the above activities (other than negotiations with Buyer and Merger Sub) in progress as of the date hereof will be suspended during the period from the date hereof through the Termination Date. In the event that the Company receives, directly or indirectly, any Acquisition Proposal, the Company shall immediately notify Buyer thereof, including information as to the identity of the offeror or the party making any such Acquisition Proposal and the specific terms of such Acquisition Proposal. The Company agrees that its obligations under this Section
4.2 are necessary and reasonable in order to protect Buyer and its business, and expressly agrees that monetary damages would be inadequate to compensate Buyer for any breach of this Section 4.2. Accordingly, the Company agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to Buyer and that, in addition to any other remedies that may be available in law, in equity or otherwise, Buyer shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach, without the necessity of proving damages.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Fairness Hearing; Proxy Statement and Shareholder Information Statement; Registration Statements.

          5.1.1 Notwithstanding anything in this Agreement to the contrary, the parties agree to use commercially reasonable efforts to qualify the issuance of Buyer Common Stock in the Merger under the exemption provided by Section 3(a)(10) of the Securities Act. Consistent therewith, the parties agree to cooperate with one another, commencing promptly following the date hereof, to prepare and file with the Commissioner of Corporations of the State of California an application for qualification of the Buyer Common Stock in the Merger pursuant to a "fairness hearing" procedure, and to take such other actions as may be reasonably necessary to perfect such exemption. If, despite the parties' commercially reasonable efforts, such qualification is denied or such exemption cannot otherwise be perfected by May 31, 2000, (a

                                      36.

"Fairness Hearing Failure") then the provisions of this Agreement calling for registration of the Buyer Common Stock to be issued in the Merger on Form S-4 (or another appropriate form) under the Securities Act shall immediately be invoked and complied with in order to have such registration declared effective at the earliest practicable time. All references in this Agreement to the Form S-4 Registration Statement (as hereinafter defined), the filing thereof with the SEC and similar matters shall be deemed applicable only following a Fairness Hearing Failure, notwithstanding anything in this Agreement to the contrary. The foregoing limitation shall not, however, otherwise affect the parties' obligations with respect to the Shareholder Information Statement and the Proxy Statement. Subject to the foregoing, Buyer and the Company shall jointly prepare and cause to be filed with the SEC preliminary Shareholder solicitation materials, which shall be in the form of a Shareholder information statement (the "Shareholder Information Statement") or a proxy statement (the "Proxy Statement"), as determined jointly by Buyer and the Company, for the solicitation of approval of the Shareholders of the Company of this Agreement, the Merger and the transactions contemplated hereby. Buyer shall also prepare and cause to be filed with the SEC a Registration Statement on Form S-4 (or other appropriate form) of Buyer pertaining to the shares of Buyer Common Stock to be issued pursuant to the Merger (the "Form S-4 Registration Statement"), in which the Shareholder Information Statement or Proxy Statement, as the case may be, will be included as a prospectus. Each of Buyer and the Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Shareholder Information Statement or Proxy Statement, as the case may be, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Shareholder Information Statement or Proxy Statement, as the case may be. The Shareholder Information Statement or Proxy Statement, as the case may be, shall include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger. Each of Buyer and the Company shall use all reasonable efforts to cause the Form S-4 Registration Statement and the Shareholder Information Statement or Proxy Statement, as the case may be, to comply with applicable law and the rules and regulations promulgated by the SEC and to cause the Shareholder Information Statement or Proxy Statement, as the case may be, to be mailed to the Company's Shareholders as promptly as practicable. If any event relating to Buyer or the Company occurs, or if Buyer or the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Shareholder Information Statement or Proxy Statement, as the case may be, then Buyer or the Company, as applicable, shall inform the other thereof and shall cooperate with each other in completing such amendment or supplement, and, if appropriate, in mailing such amendment or supplement to the Company's Shareholders.

          5.1.2 Prior to the Effective Time, Buyer shall use commercially reasonable efforts to obtain all regulatory approvals needed to ensure that the Buyer Common Stock to be issued in the Merger (i) will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of the Company Capital Stock who is receiving shares of registered Buyer Common Stock has an address of record or be exempt from such registration and (ii) will, after the Buyer IPO, be approved for quotation in the Nasdaq National Market; provided, however, that, in the case of clause (i) above, Buyer shall not, pursuant to the foregoing, be required (I) to qualify to do business as a foreign corporation in

                                      37.

any jurisdiction in which it is not currently qualified or (II) to file a general consent to service of process in any jurisdiction with respect to matters unrelated to the issuance of Buyer Common Stock pursuant hereto.

          5.1.3 Each of Buyer and the Company (in respect of the information respectively supplied by it) agrees that: (i) none of the information to be supplied by it or its Affiliates for inclusion in the Shareholder Information Statement or Proxy Statement, as the case may be, will, at the time such document is mailed to the Shareholders of the Company, or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) as to matters respecting it, the Shareholder Information Statement or the Proxy Statement, as the case may be, will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated by the SEC thereunder, except that no covenant, representation or warranty is made by Buyer with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein and no covenant, representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Buyer for inclusion or incorporation by reference therein.

          5.1.4 The Company shall promptly after the "fairness hearing" procedure or the filing of an S-4 Registration Statement pursuant to Section
5.1.1 hereof, take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to approve this transaction by written consent of the Shareholders. It is understood and intended by the parties hereto that the Voting Agreements delivered to Buyer by the Company are sufficient to approve the transactions contemplated hereby by the Company's Shareholders, and the Company shall not in any way challenge the validity, enforceability or effectiveness of the Voting Agreements.

          5.1.5 The Company and Buyer will prepare and file any other filings required under any Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each of the Company and Buyer will notify the other promptly upon the receipt of any correspondence or communications from any government officials concerning the Shareholder Information Statement, the Proxy Statement or any Other Filing and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and any other government officials, on the other hand, with respect to the Shareholder Information Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Shareholder Information Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder.

          5.1.6 Promptly after the date of this Agreement, the Company shall provide to Buyer such information concerning its business and financial statements and affairs as, in the reasonable judgment of Buyer and its counsel, may be required or appropriate for inclusion in the Buyer Registration Statement or in any amendments or supplements thereto in order to reflect the transactions contemplated hereby and other information concerning the Company, and to cause the Company's counsel and auditors to cooperate with Buyer's counsel and auditors in the preparation of the Buyer Registration Statement or any amendments or supplements thereto. The

                                      38.

Company shall use all reasonable efforts to ensure that the information provided by it for inclusion in the Buyer Registration Statement complies with applicable law and the rules and regulations promulgated by the SEC, to assist Buyer in responding promptly to any comments of the SEC or its staff, and to assist Buyer in having the Buyer Registration Statement declared effective under the Securities Act as promptly as practicable. If any event relating to the Company occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Buyer Registration Statement, then the Company shall inform Buyer thereof and shall cooperate with Buyer in filing such amendment or supplement with the SEC. The Company represents and warrants to Buyer that all information provided by the Company for inclusion in the Buyer Registration Statement shall not, at the time it was provided, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.2 Cooperation; Access to Information. The Company shall afford Buyer and its accountants, counsel and other representatives, reasonable access during normal business hours and upon reasonable notice during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records, (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Buyer may reasonably request and (c) all officers and, as scheduled through officers, key employees of the Company. The Company agrees to provide to Buyer and its accountants, counsel and other representatives copies of internal financial statements (including by returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.3 Confidentiality. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to Section 5.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transaction contemplated hereby, shall be governed by the terms of the Mutual Non-Disclosure Agreement effective as of February 18, 2000 between the Company and Buyer.

     5.4  Expenses.

          5.4.1 Whether or not the Merger is consummated, except as set forth in Section 5.4.2, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, investment banking, broker, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however that Buyer and the Company shall share equally in all fees and expenses, other than Third Party Expenses, incurred in relation to any 3(a)(10) filing or filing of the Form S-4 Registration Statement and printing the Proxy Statement or Shareholder Information Statement (as the case may be and the Form S-4 Registration Statement, if required).

                                      39.

          5.4.2 In the event that the Merger is consummated, Buyer agrees to pay those Third Party Expenses incurred by the Company, provided that Buyer shall have full recourse to the Escrow Fund (as defined herein) to the extent provided in Section 7.2.1 for payment of all Third Party Expenses incurred by the Company exceeding $200,000 (excluding the expense of the Company's accounting professionals to prepare an audit of the Company's post-December 31, 1999 financial statements, if required for the Buyer Registration Statement).

     5.5 Public Disclosure. Unless otherwise required by law, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Buyer and Company prior to release. Any public announcement by Buyer regarding the subject matter of this Agreement shall be delivered to and approved by the Company prior to release (such approval to not be unreasonably withheld).

     5.6 Consents. The Company shall use reasonable commercial efforts to obtain the consents, waivers, assignments and approvals under any of the Contracts set forth in Section 2.6 of the Disclosure Schedule so as to preserve all rights of, and benefits to, the Company thereunder.

     5.7 FIRPTA Compliance. On the Closing Date, the Company shall deliver to Buyer a properly executed statement in a form reasonably acceptable to Buyer for purposes of satisfying Buyer's obligations under Treasury Regulation Section 1.1445-2(c)(3).

     5.8 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement (including, without limitation the Buyer IPO); provided that Buyer shall not be required to agree to any divestiture by Buyer or the Company or any of Buyer's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Buyer or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.9 Notification Of Certain Matters. The Company and Buyer shall give prompt notice to the other of: (i) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which is likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice and no disclosure pursuant to this Section 5.9 shall be deemed to amend or supplement the disclosure schedules or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

                                      40.

     5.10 Additional Documents And Further Assurances. Each party hereto, at the request of another party hereto, shall use reasonable commercial efforts to execute and deliver such other instruments and do and perform such other acts and things as may be necessary in the written opinion of counsel to the requesting party for effecting the consummation of this Agreement and the transactions contemplated hereby.

     5.11 Non-Disclosure Agreements. The Company agrees to use its commercially reasonable efforts to cause all of its current employees and consultants to execute, to the extent they have not already done so, a Non-Disclosure Agreement (with Intellectual Property assignment provisions) in substantially the form currently used by the Company.

     5.12 Affiliate Agreements. Schedule 5.12 sets forth those persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of Rule 145 (each such person a "Rule 145 Affiliate") promulgated under the Securities Act ("Rule 145"). The Company shall provide Buyer such information and documents as Buyer shall reasonably request for purposes of reviewing such list. The Company shall deliver or cause to be delivered to Buyer, concurrently with the execution of this Agreement (and in any case prior to the Closing Date) from each of the Rule 145 Affiliates of the Company, an executed Affiliate Agreement ("Affiliate Agreement") in the form attached hereto as Exhibit B, each of which will be in full force and effect as of the Effective Time. Buyer shall be entitled to place appropriate legends on the certificates evidencing any Buyer Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Buyer Common Stock, consistent with the terms of such Affiliate Agreements.

     5.13 Tax-Free Reorganization. The parties intend to adopt this Agreement and the Merger as a tax-free plan of reorganization under Section 368(a)(1)(A) of the Code by virtue of the provisions of Section 368(a)(2)(E) of the Code. The Buyer Common Stock issued in the Merger will be issued solely in exchange for the Company Capital Stock, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the Company Capital Stock. The parties shall not take a position on any tax return inconsistent with this Section 5.13. From and after the Closing, neither Buyer nor the Surviving Corporation shall take any action that could reasonably be expected to cause the Merger not to be treated as a reorganization within the meaning of Section 368(a) of the Code.

     5.14 Directors' And Officers' Indemnification. From and after the Effective Time, Buyer shall (i) assume, as of the Effective Time, all obligations of the Company under Article V, Section 7 of the Company's Bylaws as currently in effect and the Company's Indemnification Agreements with the current and certain former directors and officers of the Company, (ii) pay or cause the Surviving Corporation to pay all amounts that become due and payable under such provisions, and (iii) pay all premiums on and take all other steps to maintain in force the current insurance policy of the Company covering directors and officers provided to Buyer for a period of three years from the Effective Time. This Section 5.14 shall survive the consummation of the Merger, is intended to benefit the Company, the Surviving Corporation and each indemnified party, shall be binding, jointly and severally, on all successors and assigns of the Surviving Corporation and Buyer, and shall be enforceable by the indemnified parties.

                                      41.

     5.15 Voting Agreements. The Company has delivered to Buyer, concurrently with the execution of this Agreement, an executed Voting and Lock-Up Agreement substantially in the form attached hereto as Exhibit C (the "Voting Agreement"), duly executed and delivered by respective counterparties constituting a majority in interest of the Shareholders (as described in Section 2.27 hereof). The Company agrees to use its best efforts to obtain and deliver to Buyer duly authorized and executed Voting Agreements from additional Shareholders such that, within ten (10) business days following the date of this Agreement, Buyer shall have received such Agreements from Shareholders owning not less than eighty percent (80%) of the Total Outstanding Company Shares (the "Shareholder Requirement"). Further, the Company agrees use its best efforts to, promptly following the date hereof, receive from all other Shareholders duly authorized and executed Voting Agreements, and receive from all Shareholders and the holders of outstanding Company Options a lock-up agreement or arrangement identical to that contained in the Voting Agreement or provided by Buyer's underwriters in the Buyer IPO (a "Lock-Up").

     5.16 Director Action With Respect To Option Plans. Except as agreed to in writing by the Buyer, prior to the Effective Time, the Board of Directors of the Company shall take such actions as shall ensure that Company Options do not have their vesting accelerated as a result of the consummation of the Merger and the transactions contemplated hereby.

     5.17 Legal Opinions. Buyer agrees to use commercially reasonable efforts to cause Cooley Godward LLP to deliver a legal opinion in customary form reasonably acceptable to the Company. The Company agrees to use commercially reasonable efforts to cause Brobeck Phleger & Harrison LLP, to deliver a legal opinion in customary form reasonably acceptable to the Buyer.

     5.18 Noncompetition Agreements. Each of the parties hereto, as applicable, and each of Amir Moussavian, Scott Neill and Robert Brown agree to execute and deliver at the Closing a Noncompetition Agreement for each of Amir Moussavian, Scott Neill, and Robert Brown in the form attached hereto as Exhibit D. The Company agrees to use its best efforts to assist the Buyer in its efforts to enter into Noncompetition Agreements at the Closing with certain employees of the Company identified by Buyer prior to the Closing.

     5.19 No Piggyback Registration Rights. As of the Effective Time, there shall be no piggy back registration rights or other rights to cause the Buyer to register the shares of Buyer Common Stock to be received by the Shareholders as a result of the Merger.

     5.20 No Right to Receive Accumulated or Declared and Unpaid Dividends. As of the Effective Time, there shall be no rights of holders of Company Capital Stock or Company Options to receive any accumulated or declared and unpaid dividends and neither Buyer nor the Surviving Corporation shall be liable or required to pay for any amount, liability or payment in connection with any and all such dividends. The parties hereto hereby acknowledge and agree that this covenant will be satisfied upon either (i) the receipt of an opinion addressed to Buyer as of the Closing, reasonably acceptable to Buyer, from Brobeck Phleger & Harrison LLP stating that no amount, liability or payment in connection with such dividends is outstanding and not cancelled or (ii) the amendment and restatement of the Company's Articles of Incorporation to delete or otherwise affirmatively cancel such dividends.

                                      42.

     5.21 Cash Payment; No Tax Liability. At the Closing and upon receipt of a written request from the Company's Board of Directors, Buyer will make a cash payment to the Company that is required to fund any liability of the Company arising from that certain Employment Agreement dated July 16, 1998 between the Company and Amir Moussavian in connection with the Merger, which payment by Buyer shall in no event exceed $5 million (the "Cash Payment"). In addition, Buyer shall not be liable or required to pay for any taxes, including without limitation, income or excise taxes, in connection with such Cash Payment and any other amount required to be aggregated with such Cash Payment for purposes of Code Sections 280G and 4999; provided, however, that upon Buyer's receipt of written evidence, reasonably satisfactory to Buyer, of excise tax liability arising from the Cash Payment, Buyer shall pay such tax liability, which obligation of Buyer shall not exceed $1 million.

     5.22 Board Representation. Prior to the Effective Time, Buyer will take such action as may be required so that Dr. Massih Tayebi, if he is then ready and willing so to serve, will be elected effective as of the Effective Time as a member of the Buyer's Board of Directors.

     5.23 Amendments to Company Option Plans or Option Agreements. Except to add to the options currently outstanding under the Company's 1999 Section 25102(o) Stock Option/Stock Issuance Plan certain provisions related to accelerated vesting as currently allowed under such plan and except as otherwise specifically provided herein, the Company shall not amend any of the Company Option Plans, including any underlying option agreements, without the prior written consent of Buyer.

     5.24 Amendments to Company Articles of Incorporation or Bylaws. The Company shall not amend the Company Articles of Incorporation or Bylaws, without the prior written consent of Buyer.

     5.25 Modification and Termination of Company Employee Plans. The Company shall not modify any Company Employee Plan from the date of this Agreement until the Closing Date so as to alter the Company's or Buyer's cost or obligation thereunder; provided, however, that the Company shall terminate the 401(k) plan and the associated trust intended to qualify under Section 501(a) of the Code, effective on or before the Closing Date.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

     6.1 Conditions to Obligations of Each Party to Effect The Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          6.1.1 No Injunction Or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administration, agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted,

                                      43.

entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

          6.1.2 Governmental Approval. No Governmental Approval shall be required to be obtained which, if not so obtained, would render consummation of the Merger illegal.

          6.1.3 No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

     6.2 Additional Conditions To Obligations Of The Company. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          6.2.1 Representations, Warranties and Covenants. The representations and warranties of Buyer in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time (and with respect to Section 3.8.1, such representations and warranties shall refer to the Registration Statement as amended through the time such Registration Statement is declared effective by the SEC) and Buyer shall have performed and complied in all material respects with all covenants of this Agreement (including without limitation those in Article IV and V) required to be performed and complied with by it as of the Effective Time; provided, however, that Buyer shall notify the Company of any material change, event, effect or condition that has a Material Adverse Effect on the Buyer or on the ability of the parties to consummate the Merger or the other transaction contemplated in this Agreement, provided further, that for purposes of this Section 6.2.1, any change, event, effect or condition on or of the existing business of the Buyer that is primarily attributable (i) to the Merger or the announcement or effects of announcement of the Merger or (ii) to general industry-wide changes in, or changes in the ordinary course of, such existing business shall be disregarded.

          6.2.2 Certificate of Buyer. The Company shall have been provided with a certificate executed on behalf of Buyer by the Chief Financial Officer or Chief Executive Officer of Buyer certifying (i) as to compliance with the matters set forth in Section 6.2.1 above and (ii) that all covenants (including without limitation those in Article IV) of this Agreement to be performed by Buyer on or before such date have been so performed in all material respects.

     6.3 Additional Conditions to the Obligations of Buyer. The obligations of Buyer to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

          6.3.1 Representations, Warranties and Covenants. The representations and warranties of the Company (as modified by the Disclosure Schedule) in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of the Effective Time, the Company shall

                                      44.

have performed and complied in all material respects with all covenants of this Agreement (including without limitation those in Article IV and V) required to be performed and complied with by it as of the Effective Time and each of Amir Moussavian, Scott Neill, and Robert Brown shall have executed and delivered the agreements specified above in Section 5.23; provided, however, that the Company shall notify the Buyer of any material change, event, effect or condition that has a Material Adverse Effect on the Company or on the ability of the parties to consummate the Merger or the other transaction contemplated in this Agreement, provided further, that for purposes of this Section 6.3.1, any change, event, effect or condition on or of the existing business of the Company that is primarily attributable (i) to the Merger or the announcement or effects of announcement of the Merger or (ii) to general industry-wide changes in, or changes in the ordinary course of, such existing business shall be disregarded.

          6.3.2 Shareholder Approval. The Shareholders of the Company shall have approved this Agreement, the Merger and the transactions contemplated hereby; the Shareholder Requirement shall have been satisfied and Lock-Ups shall have been obtained from the security holders representing 80% of the Total Outstanding Company Shares and of the Company Capital Stock subject to Company Options.

          6.3.3 Certificate of the Company. Buyer shall have been provided with a certificate executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer certifying (i) as to compliance with the matters set forth in Section 6.3.1 above and (ii) that all covenants (including without limitation those in Article IV and V) of this Agreement to be performed by the Company on or before such date have been so performed in all material respects.

          6.3.4 Effectiveness of Registration Statement. Either (i) the issuance of Buyer Common Stock pursuant to the Merger contemplated hereby shall be qualified for the exemption provided under Section 3(a)(10) of the Securities Act or (ii) the Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement. Further, no proceeding similar to a stop order in respect of the Proxy Statement or Information Statement (as the case may be), shall have been initiated or threatened in writing by the SEC.

                                  ARTICLE VII

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     7.1 Survival of Representations and Warranties. All of the Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until the date that is one (1) year following the Closing Date (the "Expiration Date"), provided that the representations and warranties in Section 2.10 hereof shall survive until the expiration of the applicable statute of limitations. All of Buyer's representations and warranties contained herein or in any instrument delivered pursuant to this Agreement shall terminate on the Closing Date.

                                      45.

     7.2  Indemnification; Escrow Arrangements.

          7.2.1 Indemnification. The Company (on behalf of itself and the Shareholders) agrees to indemnify and hold Buyer and its officers, directors and affiliates (the "Indemnified Parties") harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation (hereinafter individually a "Loss" and collectively "Losses") incurred by the Indemnified Parties directly or indirectly as a result of: (i) any inaccuracy or breach of a representation or warranty of the Company set forth in this Agreement or in any certificate of any officer of the Company delivered pursuant to this Agreement, (ii) any failure by the Company to perform or comply with any covenant (including, without limitation, those contained in Article IV) contained in this Agreement, and
(iii) the Third Party Expenses incurred by the Company exceeding $200,000 (excluding the expense of the Company's accounting professionals to prepare an audit of the Company's March 31, 2000 financial statements or any other supplemental auditing work for a post-December 31, 1999 audit, if required for the Buyer Registration Statement); provided, however, that (x) the aggregate amount recoverable by the Indemnified Parties pursuant to this Article VII shall not exceed the amount deposited in the Escrow Fund (as defined below), except that Losses attributable to inaccuracies or breaches of the representations and warranties in Section 2.10 hereof shall not be taken into account in calculating the limitation on the amount recoverable and shall be recoverable in full, notwithstanding any such limitation, and (y) except for Losses attributable to inaccuracies or breaches of the representations and warranties in Section 2.10, the Indemnified Parties shall not be entitled to indemnification hereunder (1) with respect to any individual claim for less than $5,000 ($25,000 in the case of breach of solely Section 2.8) in value, or (2) unless the aggregate amount for which valid indemnification claims are made exceeds $750,000, in which case the Indemnified Parties shall be entitled to indemnification from the first dollar of indemnification claims. The Escrow Fund shall be available to compensate the Indemnified Parties for any such Losses. Nothing herein shall limit the liability of the Company for any breach of any representation, warranty or covenant if the Merger is not consummated.

          7.2.2  Escrow Fund. As security for the indemnity provided for in
Section 7.2.1 and by virtue of this Agreement, as soon as practicable after the Effective Time, the Escrow Amount, without any act of the Company, will be deposited with an institution selected by Buyer and approved by the Shareholder Representative (as defined in Section 7.2.9(L)) as Escrow Agent (the "Escrow Agent"), provided that Shareholder Representative shall not withhold such approval if Buyer selects a third party that is unrelated to Buyer and that is generally engaged in the escrow industry or the financial services industry. The Escrow Agent will either execute an acknowledgement and agreement to the terms of this Article VII or enter into a separate agreement that sets forth substantially the same terms provided herein. The deposit of the Escrow Amount will constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein. The Escrow Amount shall be contributed on behalf of each Shareholder of the Company in proportion to the aggregate Buyer Common Stock which each such holder would otherwise be entitled to under Section 1.8 hereof. The Shareholders of the Company will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Buyer after the Effective Time with respect to the Escrow Amount) without any act of any Shareholder.

                                      46.

          7.2.3 Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California local time on the Expiration Date (the "Escrow Period"); provided, however, that the Escrow Period shall not terminate with respect to any amount which, in the reasonable judgment of Buyer, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate (as defined below) delivered to the Escrow Agent prior to termination of such Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Shareholders of the Company the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the Shareholders of the Company pursuant to this Section 7.2 shall be made in proportion to their respective original contributions to the Escrow Fund.

          7.2.4  Protection of Escrow Fund.

                 (a) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Buyer and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                 (b) Any shares of Buyer Common Stock or other equity securities issued or distributed by Buyer (including shares issued upon a stock split) ("New Shares") in respect of Buyer Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Buyer Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Buyer Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

                 (c) Each Shareholder shall have voting rights and the right to distributions of cash dividends with respect to the shares of Buyer Common Stock contributed to the Escrow Fund by such Shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Buyer Common Stock). As the record holder of such shares, the Escrow Agent shall vote such shares in accordance with the instructions of the Shareholders having the beneficial interest therein and shall promptly deliver copies of all proxy solicitation materials to such Shareholders.

          7.2.5  Claims Upon Escrow Fund.

                 (a) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Buyer (an "Officer's Certificate"): (A) stating that Buyer has paid or properly accrued or, with respect to third-party claims of which Buyer, the Company or the Surviving Corporation has received notice, reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow

                                      47.

Agent shall deliver to Buyer out of the Escrow Fund, as promptly as practicable subject to Section 7.2.6, shares of Buyer Common Stock held in the Escrow Fund with a value equal to such Losses; provided, however, that in the event of a third party claim that is the subject of the demand on the Escrow Fund, no shares shall be delivered out of the Escrow Fund until the claim is settled or adjudicated.

                 (b) For the purposes of determining the number of shares of Buyer Common Stock to be delivered to Buyer out of the Escrow Fund as indemnity pursuant to Section 7.2.5(a) hereof, the shares of Buyer Common Stock shall be valued at $7.28 per share prior to the Buyer IPO. After the Buyer IPO, the shares of Buyer Common Stock shall be valued at the price of the Buyer Common Stock listed on the cover of the prospectus of the Company filed with the SEC pursuant to Rule 424(b) under the Securities Act (the "IPO Price"), unless the average closing price of the Buyer Common Stock for any five (5) consecutive trading days during the thirty (30) day period preceding the assertion of a particular indemnity claim exceeds 150% of the IPO Price per share, in which case the shares of Buyer Common Stock shall be valued at such average closing price (but in no event at more than 150% of the IPO Price per share).

          7.2.6 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Shareholder Representative, and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Buyer of any Escrow Amounts pursuant hereto unless the Escrow Agent shall have received written authorization from the Shareholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Buyer Common Stock from the Escrow Fund in accordance herewith; provided, however, that no such payment or delivery may be made if the Shareholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

          7.2.7  Resolution of Conflicts; Arbitration.

                 (a) In case the Shareholder Representative shall object in writing to any claim or claims made in any Officer's Certificate, the Shareholder Representative and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Representative and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Buyer Common Stock from the Escrow Fund in accordance with the terms thereof.

                 (b) If no such agreement can be reached after good faith negotiation, either Buyer or the Shareholder Representative may demand arbitration of the matter unless the amount of the damage or Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Buyer and the Shareholder Representative. In the event that

                                      48.

within forty-five (45) days after submission of any dispute to arbitration, Buyer and the Shareholder Representative cannot mutually agree on one arbitrator, Buyer and the Shareholder Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

                 (c) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

          7.2.8 Third-Party Claims. In the event Buyer becomes aware of a third-party claim which Buyer believes may result in a demand against the Escrow Fund, Buyer shall notify the Shareholder Representative of such claim. Buyer may not settle any such claim without the consent of the Shareholder Representative, which consent shall not be unreasonably withheld or delayed.

          7.2.9  Escrow Agent.

                 (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Buyer and the Shareholder Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                 (b) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law or of the arbitrator(s) appointed pursuant to Section 7.2.7, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court

                                      49.

or of the arbitrator(s) appointed pursuant to Section 7.2.7. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court or of the arbitration panel appointed by Section 7.2.7, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                 (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                 (d) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                 (e) In performing any duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                 (f) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Buyer Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Buyer Common Stock held in escrow, except in respect of all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                 (g) Buyer shall indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the

                                      50.

performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter other than arising out of the Escrow Agent's negligence or willful misconduct.

                 (h) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their commercially reasonable efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

                 (i) All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Buyer in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation.

                 (j) In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                 (k) Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

                 (l) In the event that the Merger is approved, upon the Effective Time, and without further act of any Shareholder, Scott Neill shall be appointed as agent and attorney-in-fact (the "Shareholder Representative") for each Shareholder, for and on behalf of the Shareholders, to give and receive notices and communications, to authorize delivery to Buyer of shares of Buyer Common Stock from the Escrow Fund in satisfaction of claims by Buyer, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to

                                      51.

such claims, and to take all actions necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing. Such agency may be changed by the Shareholders from time to time upon not less than thirty (30) days prior written notice to Buyer; provided, however, that the Shareholder Representative may not be removed unless holders of a majority in interest in the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Shareholder Representative may be filled by approval of the holders of a majority in interest in the Escrow Fund. No bond shall be required of the Shareholder Representative, and the Shareholder Representative shall not receive compensation for his or her services. Notices or communications to or from the Shareholder Representative shall constitute notice to or from each of the Shareholders. The Shareholder Representative shall not be liable for any act done or omitted hereunder as Shareholder Representative while acting without gross negligence, bad faith and willful misconduct. The Shareholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Shareholder Representative and hold the Shareholder Representative harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Shareholder Representative and arising out of or in connection with the acceptance or administration of the Shareholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholder Representative. A decision, act, consent or instruction of the Shareholder Representative shall constitute a decision of all Shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Shareholders, and the Escrow Agent and Buyer may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of each and every such Shareholder. The Escrow Agent and Buyer are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Representative.

     7.3  Maximum Payments; Remedy. From and after the Effective Time, this
Article VII shall provide the sole and exclusive remedy for any and all damages or other liability sustained or incurred by the Indemnified Parties or their successors and assigns as the result of any breach of any representation, warranty or covenant contained in this Agreement or any claim of negligent misrepresentation against the Company in connection with this Agreement or the Merger. No Shareholder shall have any right to contribution from the Company for any claim made by Buyer after the Effective Time.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. Except as provided in Section 8.2, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a)  by mutual written consent of the Company and Buyer;

          (b) by Buyer or the Company if the Effective Time has not occurred by October 31, 2000; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a

                                      52.

principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

                 (c) by Buyer or the Company if (i) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

                 (d) by Buyer if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Buyer's or Merger Sub's ownership or operation of any portion of the business of the Company or (ii) compel Buyer or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Buyer as a result of the Merger;

                 (e) by Buyer if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty or covenant contained in this Agreement on the part of the Company, or if any representation or warranty on the part of the Company has become untrue, in either case such that the condition set forth in Section 6.3.1 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue and such inaccuracy in such representation or warranty or breach shall not have been cured within thirty
(30) calendar days after written notice to the Company; provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured;

                 (f) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty or covenant contained in this Agreement on the part of Buyer, or if any representation or warranty on the part of Buyer has become untrue, in either case such that the condition set forth in Section 6.2.1 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue and such inaccuracy in such representation or warranty or breach shall not have been cured within thirty
(30) calendar days after written notice to Buyer; provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured;

                 (g) by Buyer if a majority of the Shareholders of the Company vote against the Merger by written action or at the Company Shareholders Meeting;

     8.2 Effect Of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or the Company or their respective officers, directors or Shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; provided further that the provisions of Sections 5.3 (confidentiality), 5.4 (expenses), (effect of termination) and 9 (notices) shall remain in full force and effect and survive any termination of this Agreement.

                                      53.

     8.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.4 Extension; Waiver. At any time prior to the Effective Time, Buyer and the Company may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed given until received:

          If to Buyer:

          Evoke Incorporated
          1157 Century Drive
          Louisville, CO  80027
          Attention:  Paul Berberian
          Telephone No.:  (303) 928-2800
          Facsimile No:  (303) 928-2837

          with a copy to:

          Cooley Godward LLP
          2595 Canyon Boulevard, Suite 250
          Boulder, CO  80302
          Attention:  Michael L. Platt, Esq.
          Telephone No.:  (303) 546-4000
          Facsimile No.:  (303) 546-4099

          If to the Company:

          Contigo Software, Inc.
          11512 El Camino Real
          San Diego, CA  92130
          Attention: Amir Moussavian
          Telephone No.: (858) 792-8206
          Facsimile No:  (858) 792-8207

                                      54.

          with a copy to:

          Brobeck Phleger & Harrison LLP
          12390 El Camino Real
          San Diego, CA 92130
          Attention:  Hayden Trubitt, Esq.
          Telephone No.:  (858) 720-2500
          Facsimile No:  (858) 720-2555

          If to the Shareholder Representative:

          Scott F. Neill
          2356 Lone Oak Lane
          Vista, CA 92084

          with a copy to:

          Brobeck Phleger & Harrison LLP
          12390 El Camino Real
          San Diego, CA 92130
          Attention:  Hayden Trubitt, Esq.
          Telephone No.:  (858) 720-2500
          Facsimile No:  (858) 720-2555

     9.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4 Entire Agreement; Assignment. This Agreement, the Exhibits hereto, the Disclosure Schedule, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) except as specifically provided herein, are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned (other than by operation of law).

     9.5 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will

                                      55.

achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6 Equitable Remedies; Cumulative Remedies. The parties hereto acknowledge that monetary damages may be inadequate to compensate a party for a breach of this Agreement by the other party. Accordingly, each party hereto shall be entitled to seek equitable relief, including, without limitation, the remedy of specific performance, in the event of a breach of this Agreement by the other party. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                          [signature page to follow]

                                      56.

     In Witness Whereof, the parties hereto have caused this Agreement to be signed, all as of the date first written above.

                                 Evoke Incorporated
                                 a Delaware corporation


                                 By:________________________________
                                 Name:  Paul Berberian
                                 Title: Chief Executive Officer


                                 Contigo Software, Inc.
                                 a California corporation


                                 By:________________________________
                                 Name:  Amir Moussavian
                                 Title: Chairman and CEO

                                 CSI Acquisition Corporation
                                 a California corporation


                                 By:________________________________
                                 Name:
                                 Title:




                     Agreement and Plan of Reorganization
                                Signature Page

     Exhibit A  Agreement of Merger

     Exhibit B  145 Letter

     Exhibit C  Voting and Lock-Up Agreement

     Exhibit D  Noncompetition Agreement

                                   Exhibit A

                              AGREEMENT OF MERGER

     This Agreement of Merger (this "Agreement") is made and entered into as of ________ ___, 2000 by and between Contigo Software, Inc., a California corporation ("Contigo"), and CSI Acquisition Corporation ("Sub"), a California
              -------                                      ---
corporation and wholly-owned subsidiary of Evoke Incorporated, a Delaware corporation ("Evoke"). Contigo and Sub are sometimes jointly referred to herein
              -----
as the "Constituent Corporations."
        ------------------------

     INTENDING TO BE LEGALLY BOUND, and in consideration of the promises and material covenants and agreements contained herein, the Constituent Corporations hereby agree as follows:

                                   ARTICLE I

                                  The Merger
                                  ----------

     1.1. Merger of Sub With and Into Contigo.
          -----------------------------------

          (a)  Filing. This Agreement, together with the officers' certificates
               ------
of each of the Constituent Corporations required by the Corporations Code of California ("CCC") shall be filed with the Secretary of State of the State of California as specified in the Merger Agreement.

          (b)  Agreement to Acquire Contigo. Subject to the terms of this
               ----------------------------
Agreement and in accordance with the Agreement and Plan of Reorganization dated as of March 24, 2000 (the "Merger Agreement"), among Contigo, Sub and Evoke, Sub
                           ----------------
shall be merged with and into Contigo (the "Merger"), with Contigo continuing as
                                            ------
the surviving corporation and as a wholly-owned subsidiary of Evoke (the

"Surviving Corporation").  As used herein, the term "Evoke Common Stock" shall
----------------------                               ------------------
mean the Common Stock, $0.001 par value per share, of Evoke, and the term

"Closing" shall mean the closing of the Merger pursuant to the Merger Agreement.
--------

          (b)  Effective Time of the Merger. The Merger shall become effective
               ----------------------------
at such time (the "Effective Time") as this Agreement and the officers'
                   --------------
certificates of each Constituent Corporation are accepted by the Secretary of State of the State of California pursuant to Section 1103 of the CCC.

     1.2  Effect of the Merger; Additional Actions.
          ----------------------------------------

          (a)  Effects. The Merger shall have the effects set forth in Section
               -------
1107 of the CCC.

          (b)  Additional Actions. If, at any time after the Effective Time, any
               ------------------
further action is necessary or desirable to consummate the Merger, to carry out the purposes of the Merger Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Contigo and Sub, the officers and directors of the Contigo and Evoke are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE II

                           The Surviving Corporation
                           -------------------------

     2.1  Articles and Bylaws. The Articles of Incorporation of Sub immediately
          -------------------
prior to the Effective Time shall become the Articles of Incorporation of the Surviving Corporation. The Bylaws of Sub immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation.

     2.2  Directors and Officers. The directors of Sub immediately prior to the
          ----------------------
Effective Time shall become the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

               Effect of the Merger on the Capital Stock of the
               ------------------------------------------------
              Constituent Corporations; Exchange of Certificates
              --------------------------------------------------

     3.1  Effect on Capital Stock. At the Effective Time, by virtue of the
          -----------------------
Merger and without any action on the part of Evoke, Sub, Contigo or any holder of any shares of Contigo Common Stock or Contigo Preferred Stock:

          (a)  Capital Stock of Sub.  Each issued and outstanding share of
               --------------------
capital stock of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall thereafter evidence ownership of shares of common stock of the Surviving Corporation.

          (b)  Conversion of Contigo Common Stock. Each outstanding share of
               ----------------------------------
Contigo Common Stock immediately prior to the Effective Time (other than shares, if any, held by persons exercising dissenters' rights in accordance with the CCC ("Common Dissenting Shares")) shall be cancelled and extinguished and shall,
  ------------------------
upon the surrender of the certificate representing such share of Contigo Common Stock, be converted automatically into the right to receive a fraction of a share of Evoke Common Stock equal to the Exchange Ratio. As used herein, the "Exchange Ratio" shall equal the quotient obtained by dividing (i) 9,000,000 by
---------------
(ii) the sum of: (x) the aggregate total number of shares of common stock, preferred stock and any other capital stock of Contigo outstanding immediately prior to the Effective Time (in the case of convertible securities, computed on a Contigo Common Stock equivalent basis, giving effect to the conversion ratio governing each such convertible security but without giving effect to any and all declared or accumulated and unpaid dividends) and (y) the aggregate number of shares of capital stock of Contigo subject to any issued and outstanding options, warrants and other rights ("Contigo Options") to acquire or receive
                                     ---------------
Contigo capital stock, whether or not vested (in the case of Contigo Options, if any, exercisable for convertible securities, computed on a Contigo Common Stock equivalent basis, giving effect to the conversion ratio governing each such convertible security but without giving effect to any and all declared or accumulated and unpaid dividends) outstanding immediately prior to the Effective Time, except for Contigo Options which by their terms can never be exercisable after the Merger.

          (c)  Conversion of Contigo Preferred Stock. Each outstanding share of
               -------------------------------------
each class of Contigo Preferred Stock immediately prior to the Effective Time (other than shares, if any, held by persons exercising dissenters' rights in accordance with the CCC (together with the Common Dissenting Shares, the "Dissenting Shares")) shall be cancelled and extinguished and shall, upon the
------------------
surrender of the certificate representing such share of Contigo Preferred Stock, be converted automatically into the right to receive cash as described below plus a fraction of a share of Evoke Common Stock equal to the Exchange Ratio, applied to such share of Contigo Preferred Stock on a Contigo Common Stock equivalent basis (but without giving effect to any and all declared or accumulated and unpaid dividends). Such conversion shall constitute a forgiveness and cancellation, in effect, of any and all declared or accumulated and unpaid dividends on such Contigo Preferred Stock. The cash amount to be received upon such conversion shall be $2.2472 per share of Series A Preferred Stock (such cash amount to be received by all holders of Series A Preferred Stock not to exceed $300,001.20 in the aggregate), $2.2472 per share of Series B Preferred Stock (such cash amount to be received by all holders of Series B Preferred Stock not to exceed $300,001.20 in the aggregate), $3.00 per share of Series C Preferred Stock (such cash amount to be received by all holders of Series C Preferred Stock not to exceed $500,001.00 in the aggregate) and zero per share of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock. Such cash payment (if any) and issuance of Evoke Common Stock shall satisfy all rights of such Preferred Stock holders with respect to their liquidation preference.

          (d)  Dissenters' Rights. If holders of Contigo capital stock have
               ------------------
perfected any dissenters' rights in connection with the Merger under the CCC, any Dissenting Shares held by such holders shall not be cancelled but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the CCC unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to purchase and payment under the CCC.

     3.2  Effect on Options. At the Effective Time all issued and outstanding
          -----------------
options, warrants and other rights to acquire or receive Contigo capital stock (the "Contigo Options"), except for Contigo Options which by their
                    ---------------
terms can never be exercisable after the Merger, shall be converted into an option to acquire, on the same terms and conditions as were applicable under such Contigo Options, shares of Evoke Common Stock at a price and in an amount adjusted to grant to the holder thereof substantially equivalent economic value before and after the Effective Time.

     3.3  General.

          (a)  Fractional Shares. No fractional shares of Evoke Common Stock
               -----------------
shall be issued, but in lieu thereof, the number of shares otherwise issuable to any holder of Contigo Preferred Stock, Contigo Options (each on a Contigo Common Stock equivalent basis) or Contigo Common Stock shall be rounded down to the nearest whole share of Evoke Common Stock and an appropriate cash adjustment shall be made to reflect the value of the fractional share not received.

          (b)  Escrow. Following the Effective Time or such later time as may be
               ------
determined pursuant to the provisions of the Merger Agreement, Evoke will deposit in escrow certificates representing 10% of the total number of shares of Evoke Common Stock to be issued or reserved to the shareholders and optionholders, as applicable, of Contigo in the Merger to be held as security for the indemnification obligations of Contigo in accordance with the terms of the Merger Agreement.

                                  ARTICLE IV

                                  Termination
                                  -----------

     4.1  Termination by Mutual Agreement. This Agreement may be terminated at
          -------------------------------
any time prior to the Effective Time by mutual written consent of the Constituent Corporations or if the Merger Agreement is terminated as provided therein.

     4.2  Effects of Termination. In the event of the termination of this
          ----------------------
Agreement, this Agreement shall become void and there shall be no liability on the part of any of Contigo, Sub, or Evoke or their respective officers or directors, except as otherwise provided in the Merger Agreement.

                                   ARTICLE V

                              General Provisions
                              ------------------

     5.1  Amendment. This Agreement may be amended by the parties hereto at any
          ---------
time prior to the Effective Time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     5.2  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     5.3  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                           [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement of Merger as of the date first written above.


                                    CSI Acquisition Corporation



                                    ________________________________________
                                    Paul A. Berberian
                                    President and Chief Executive Officer



                                    ________________________________________
                                    James M. LeJeal
                                    Secretary



                                    Contigo Software, Inc.



                                    ________________________________________
                                    Amir Moussavian
                                    Chairman and CEO



                                    ________________________________________
                                    Scott Neill
                                    Secretary

                            CONTIGO SOFTWARE, INC.



                             OFFICERS' CERTIFICATE


     Amir Moussavian and Scott Neill hereby certify that:

     1. They are the Chief Executive Officer and Secretary, respectively, of Contigo Software, Inc., a California corporation (the "Corporation").

     2. The Agreement of Merger to which this Certificate is attached (the "Merger Agreement") has been duly approved by the Board of Directors of the Corporation.

     3. The Corporation has one class of common stock outstanding, designated "Common Stock," of which _______ shares were outstanding and entitled to vote on the merger.

     4. The Corporation has one class of preferred stock outstanding, divided into seven series, designated Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, respectively. The number of shares of preferred stock outstanding and entitled to vote on the Merger was __________. The number of shares of each series of preferred stock outstanding and entitled to vote on the merger were as follows:

          Series A Preferred Stock        ______________ shares

          Series B Preferred Stock        ______________ shares

          Series C Preferred Stock        ______________ shares

          Series D Preferred Stock        ______________ shares

          Series E Preferred Stock        ______________ shares

          Series F Preferred Stock        ______________ shares

          Series G Preferred Stock        ______________ shares

     5. The principal terms of the Merger Agreement were approved by the shareholders of the Corporation by a vote of a number of shares which equaled or exceeded the vote required. The vote required was greater than 50% of the outstanding shares of Common Stock, greater than 50% of the outstanding shares of preferred stock, greater than 50% of the outstanding shares of Series A Preferred Stock, greater than 50% of the outstanding shares of Series B Preferred Stock, and greater than 50% of the outstanding shares of Series C, Series D, Series E, Series F and Series G Preferred Stock (voting together as if constituting a separate class).

     The undersigned declare under penalty of perjury that the matters set out in the foregoing Certificate are true of their own knowledge. Executed at San Diego, California on ___________ ___, 2000.


                              ______________________________
                              Amir Moussavian, Chairman and CEO

                              ______________________________
                              Scott Neill, Secretary

                          CSI Acquisition Corporation

                          (Disappearing Corporation)

                             OFFICERS' CERTIFICATE



     Paul A. Berberian and James M. LeJeal hereby certify that:

     1. They are the President and Secretary, respectively, of CSI Acquisition Corporation, a California corporation (the "Corporation").

     2. The Agreement of Merger to which this Certificate is attached (the "Merger Agreement") has been duly approved by the Board of Directors of the Corporation.

     3. The Corporation has one class of stock outstanding, designated "Common Stock," of which 100 shares were outstanding and entitled to vote on the merger.

     4. The principal terms of the Merger Agreement were approved by the shareholders of the Corporation by a vote of a number of shares which equaled or exceeded the vote required. The vote required was greater than 50% of the outstanding shares of Common Stock.

     5. The required vote of each class of shareholders of Evoke Incorporated, the parent of the Corporation, which parent corporation is issuing and/or reserving for issuance equity securities to the shareholders, optionholders and warrantholders of Contigo Software, Inc. pursuant to the Merger Agreement, was obtained.

     The undersigned declare under penalty of perjury that the matters set out in the foregoing Certificate are true of their own knowledge. Executed at Louisville, Colorado on ______________ , 2000.



                              ______________________________
                              Paul A. Berberian,
                              President and Chief Executive Officer

                              ______________________________
                              James M. LeJeal, Secretary

                                     A-1.

                                   Exhibit B

                         [Form of Affiliate Agreement]


March 24, 2000

Evoke Incorporated
1157 Century Drive
Louisville, Colorado  80027

Ladies and Gentlemen:

     The undersigned has been advised that as of the date hereof the undersigned may be deemed to be an "affiliate" of Contigo Software, Inc., a California corporation ("Contigo"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of March 24, 2000 (the "Agreement"), between Evoke Incorporated, a Delaware corporation ("Evoke"), Contigo and CSI Acquisition Corporation, a wholly-owned California subsidiary of Evoke ("CSI"), at the Effective Time (as defined in the Agreement) CSI will be merged with and into Contigo, with Contigo remaining as the surviving corporation.

     As a result of the Merger (as defined in the Agreement), the undersigned may receive shares of Common Stock, par value $.001 per share of Evoke ("Evoke Common Stock"). The undersigned would receive such shares in exchange for shares of capital stock of Contigo owned by the undersigned.

     The undersigned hereby represents and warrants to, and covenants with, Evoke that in the event the undersigned receives any Evoke Common Stock in the
Merger:

     (A) The undersigned shall not make any sale, transfer or other disposition of (including a reduction of interest in or risk relating to) the Evoke Common Stock in violation of the Act or the Rules and Regulations.

     (B) The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the Evoke Common Stock, to the extent the undersigned has felt it necessary, with the undersigned's counsel.

     (C) The undersigned has been advised that the issuance of shares of Evoke Common Stock to the undersigned in the Merger may be registered under the Act by a Registration Statement on Form S-4 or qualified for issuance under the exemption provided by Section 3(a)(10) of the Act. However, the undersigned has also been advised and agrees that because (i) at the time of the Merger's submission for a vote of the stockholders of Contigo the undersigned may be deemed an affiliate of Contigo and (ii) the distribution by the undersigned of the Evoke Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Evoke Common Stock issued to the undersigned in the Merger unless (a) such sale, transfer or other disposition has been registered under the Act, (b) such sale, transfer or other disposition is made in conformity with the volume and other applicable limitations imposed by Rule 145 under the Act, or (c) in the opinion of counsel reasonably acceptable to Evoke, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     (D) The undersigned understands that Evoke will be under no obligation to register the sale, transfer or other disposition of the Evoke Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     (E) The undersigned understands that stop transfer instructions will be given to Evoke's transfer agent with respect to the Evoke Common Stock owned by the undersigned and that there may be placed on the certificates for the Evoke Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

          "The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of a letter agreement dated March 24, 2000, a copy of which agreement is on file at the principal offices of Evoke."

     (F) The undersigned also understands that unless the transfer by the undersigned of the undersigned's Evoke Common Stock has been registered under the Act or is a sale made in conformity with the provisions of this letter, Evoke reserves the right, in its sole discretion, to place the following legend on the certificates issued to any transferee of shares from the undersigned:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies.

          "The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     It is understood and agreed that the legend set forth in paragraph E or F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Evoke (i) a copy of a letter from the staff of the Commission, or an opinion of counsel, in form and substance reasonably satisfactory to Evoke to the effect that such legend is not required for purposes of the Act or (ii) reasonably satisfactory evidence or representations that the shares represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145.

     This agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws. This agreement shall be binding on the undersigned's successors and assigns, including his or her heirs, executors and administrators.


                                    Very truly yours,


                                    _____________________________________

                                    _____________________________________
                                    Print name


Acknowledged this 24th day
of March 2000

Evoke Incorporated


By:______________________________

Name:____________________________

Its:_____________________________

                                   Exhibit C

                         VOTING AND LOCK-UP AGREEMENT


     This Voting And Lock-Up Agreement is made and entered into as of March ___, 2000 (this "Voting Agreement"), by and between Evoke Incorporated, a Delaware corporation ("Buyer"), and the party identified on the signature page hereto ("Shareholder").

                                   Recitals

     A. Buyer and Contigo Software, Inc., a California corporation (the "Company"), have contemporaneously with the execution of this Voting Agreement entered into an Agreement and Plan of Reorganization dated as of even date herewith (the "Merger Agreement") which provides, among other things, that a wholly-owned subsidiary of Buyer ("Merger Sub") shall be merged (the "Merger") with and into the Company pursuant to the terms and conditions thereof;

     B. As an essential condition and inducement to Buyer to enter into the Merger Agreement and in consideration therefor, Shareholder and Buyer have agreed to enter into this Voting Agreement; and

     C. As of the date hereof, the Shareholder owns of record and beneficially the shares of common stock, no par value per share ("Company Common Stock") and, if applicable, the shares of preferred stock, no par value per share ("Company Preferred Stock"), of the Company (collectively, the Company Common Stock and the Company Preferred Stock are referred to herein as the "Company Stock") set forth on the signature page hereto and desires to enter into this Agreement with respect to such shares of Company Stock.

     Now, Therefore, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                    VOTING OF SHARES; CONVERSION OF SHARES

     1.1 Voting Agreement. Unless otherwise provided in Section 1.2 below, Shareholder hereby agrees to (a) appear, or cause the holder of record on any applicable record date (the "Record Holder") to appear for the purpose of obtaining a quorum at any annual or special meeting of stockholders of the Company and at any adjournment thereof at which matters relating to the Merger, the Merger Agreement or any transaction contemplated thereby are considered and
(b) vote, or cause the Record Holder to vote, in person or by proxy, all of the shares of Company Stock owned by Shareholder, or with respect to which such Shareholder has or shares voting power or control, and all of the shares of Company Stock which shall, or with respect to which voting power or control shall, hereafter be acquired by Shareholder (collectively, the "Shares") (i) in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement and (ii) against any amendment of the Company's articles of incorporation or by-laws or other proposal or transaction involving the Company, which would be reasonably likely to impede, frustrate, prevent or nullify the Merger, the Merger

Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of Company Stock. In the event written consents are solicited or otherwise sought from stockholders of the Company with respect to approval or adoption of the Merger Agreement, with respect to the approval of the Merger or with respect to any of the other actions contemplated by the Merger Agreement, Shareholder shall (unless otherwise directed by Buyer) execute, or cause the Record Holder to execute, with respect to all Shares, a written consent or written consents to such proposed action.

     1.2 Grant of Proxy. In furtherance of the foregoing, Shareholder, by this Agreement, with respect to all Shares now owned of record or that may hereafter be acquired by Shareholder at anytime prior to the Effective Time (as defined in the Merger Agreement), does hereby constitute and appoint Buyer and Merger Sub, or any nominee of Buyer and Merger Sub, with full power of substitution, from the date hereof to the earlier to occur of the termination of this Voting Agreement or the Effective Time, as its true and lawful attorney-in-fact and proxy (its "Proxy"), for and in its name, place and stead, to demand that the Secretary of the Company call a special meeting of stockholders of the Company for the purpose of considering any action related to the Merger Agreement and to vote each of such Shares as its Proxy at every annual, special or adjourned meeting of stockholders of the Company, including the right to sign its name (as stockholder) to any consent relating to the Company that the law of the State of California may permit or require, in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement. This Proxy and power of attorney is irrevocable to the fullest extent permitted by the law of the State of California and is coupled with an interest.

     1.3 Further Assurances. Shareholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Buyer and Merger Sub the power to carry out and give effect to the provisions of this Voting Agreement.

     1.4 No Ownership Interest. Nothing contained in this Voting Agreement shall be deemed to vest in Buyer any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain and belong to Shareholder, and Buyer shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct Shareholder in the voting of any of the Shares, except as otherwise provided herein, or the performance of Shareholder's duties or responsibilities as a stockholder of the Company.

     1.5 Documents Delivered. Shareholder acknowledges receipt of copies of the following documents: the Merger Agreement, the Disclosure Schedule and all Exhibits and Schedules thereto.

     1.6 No Inconsistent Agreements. Each Shareholder hereby covenants and agrees that, except as contemplated by this Voting Agreement and the Merger Agreement, the Shareholder (a) has not entered, and shall not enter at any time while this Voting Agreement remains in effect, into any voting agreement and (b) has not granted, and shall not grant at any time while this Voting Agreement remains in effect, a proxy or power of attorney.

     1.7 Actions. The Shareholder agrees to take, or cause to be taken, all actions (including, without limitation, by causing any director designee of such Shareholder to cause the Company to take action) necessary to:

          (a) terminate, not later than the Effective Time, any other agreement or arrangement between the Shareholder and the Company or between/among the Shareholder and any other stockholder of the Company restricting the registration, voting or transfer of Shares, or granting the Shareholder registration rights without requiring any payment, performance or obligation by the Company;

          (b) remove any right to receive any accumulated or declared and unpaid dividends or any other right to receive any consideration other than the Buyer Common Stock (as defined in the Merger Agreement) for the Shares and, with respect to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, the respective cash amount in respect of the Liquidation Preference (as defined in the Merger Agreement) set forth in the Merger Agreement in connection with the Merger; provided, however, that the effectiveness of each of the foregoing actions described in clauses (a) and (b) shall be contingent upon consummation of the Merger.

     The Shareholder also agrees to provide Buyer with reasonably satisfactory evidence of all of the preceding actions.

                                  ARTICLE II

                                   TRANSFER

     2.1  Transfer of Title.

          (a) Shareholder hereby covenants and agrees that Shareholder will not, prior to the termination of this Voting Agreement, either directly or indirectly, sell, assign, pledge, hypothecate, transfer, exchange, or dispose ("Transfer") of any Shares or options to purchase Company Stock ("Options") or any other securities or rights convertible into or exchangeable for shares of Company Stock, owned either directly or indirectly by Shareholder or with respect to which Shareholder has the power of disposition, whether now or hereafter acquired, without the prior written consent of Buyer; provided that nothing contained herein will be deemed to restrict the exercise of Option; and provided further, that the foregoing requirements shall not prohibit any Transfer to any person or entity where as a pre-condition to such Transfer the transferee agrees to be bound by all the terms and conditions of this Voting Agreement and deliver a duly executed copy of the Voting Agreement to Buyer to evidence such agreement.

          (b) Shareholder hereby agrees and consents to the entry of stop transfer instructions by the Company against the transfer of any Shares or Options consistent with the terms of Section 2.1(a) hereof.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

     Shareholder hereby represents and warrants to Buyer as follows:

     3.1 Authority Relative to this Agreement. Shareholder is competent to execute and deliver this Voting Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Voting Agreement has been duly and validly executed and delivered by Shareholder and, assuming the due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms. If the Shareholder is a natural person and is married, and the Shares and Options held or owned by the Shareholder constitute community property or otherwise need spousal or other approval for this Voting Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and (making the same assumption in the preceding sentence) constitutes a valid and binding agreement of, the Shareholder's spouse, enforceable against such spouse in accordance with its terms. No trust of which such Shareholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Voting Agreement or to the consummation of the transactions contemplated hereby.

     3.2 No Conflict. The execution and delivery of this Voting Agreement by Shareholder does not, and the performance of this Voting Agreement by Shareholder shall not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance, on any of the Shares or Options pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Shareholder is a party or by which Shareholder or the Shares or Options are bound or affected.

     3.3 Title to the Shares. The Shareholder is the record and beneficial owner of, and has good and marketable title to, the Shares and Options set forth on the signature page hereto, and the Shares and Options held by Shareholder are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Shareholder's voting rights, charges and other encumbrances of any nature whatsoever, and Shareholder has not appointed or granted any proxy, which appointment or grant remains effective, with respect to the Shares (other than under this Voting Agreement).

                                  ARTICLE IV

                                    LOCK-UP

     Shareholder acknowledges that Buyer is currently in registration with the Securities and Exchange Commission for the initial public offering (the "IPO") of shares of Buyer's Common Stock, par value $.001 per share ("Buyer Common Stock"). Shareholder further acknowledges that, in connection with the IPO, certain stockholders of Buyer will become bound by a 180-day lock-up arrangement with the underwriters in the IPO that restricts the ability of such stockholders to sell or otherwise transfer any interest in shares of Buyer Common Stock held by them during such time period following the IPO (the "Lock-Up"). As additional consideration for Buyer's agreement to enter into and consummate the transactions contemplated by the Merger Agreement, Shareholder agrees to be bound by the Lock-Up effective as of the Effective Time of the Merger (as defined in the Merger Agreement) and continuing through the end of such 180-day Lock-Up period, as if Shareholder were a direct party thereto with the underwriters in the IPO, with respect to all shares of Buyer Common Stock that may have been or are acquired by Shareholder at any time, whether pursuant to the exchange of shares in the Merger or otherwise; provided, however, that to the extent any percentage of the shares of any executive officer, director or holder of more than 5% of the Buyer's outstanding capital stock is released from such Lock-Up, then Shareholder shall be released from such Lock-Up to the same extent on a proportional basis.

                                   ARTICLE V

                                 MISCELLANEOUS

     5.1 No Solicitation. From the date hereof until the Effective Time or, if earlier, the termination of the Merger Agreement, Shareholder shall not (whether directly or indirectly through advisors, agents or other intermediaries) engage in any discussions or take any actions that, if engaged in or taken by the Company, would violate Section 4.2 of the Merger Agreement.

     5.2 Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms or
(b) the Effective Time. Upon such termination, no party shall have any further obligations or liabilities hereunder other than as provided in Section 4 hereof, provided that no such termination shall relieve any party from liability for any breach of this Voting Agreement prior to such termination.

     5.3 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement were not performed in accordance with its specified terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to specific performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

     5.4 Successors And Affiliates. This Voting Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and permitted assigns. If Shareholder shall at any time hereafter acquire ownership of, or voting power with respect to, any additional Shares in any manner, whether by the exercise of any options or any securities or rights convertible into or exchangeable for shares of Company Stock, by operation of law or otherwise, such Shares shall be held subject to all of the terms and provisions of this Voting Agreement. Without limiting the foregoing, Shareholder specifically agrees that the obligations of Shareholder hereunder shall not be terminated by operation of law, whether by death or incapacity of Shareholder or otherwise.

     5.5 Entire Agreement. This Voting Agreement together with the Affiliates Agreements, in the form attached as Exhibit B to the Merger Agreement, if and to the extent entered into by Shareholder and Buyer, constitutes the entire agreement among Buyer and Shareholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among Buyer and Shareholder with respect to the subject matter hereof.

     5.6 Captions And Counterparts. The captions in this Voting Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Voting Agreement. This Voting Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

     5.7 Amendment. This Voting Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     5.8 Waivers. Except as provided in this Voting Agreement, no action taken pursuant to this Voting Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Voting Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a wavier of any prior or subsequent breach of the same or any other provision hereunder.

     5.9 Severability. If any term or other provision of this Voting Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Voting Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Voting Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Voting Agreement remain as originally contemplated to the fullest extent possible.

     5.10 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt, if delivered personally, upon receipt of a transmission confirmation if sent by facsimile (with a confirming copy sent by overnight courier) and on the next business day if sent by Federal Express, United Parcel Service, Express Mail or other reputable overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by notice):

          If to Shareholder:

          At the address set forth opposite Shareholder's name on the signature page hereto.

          With a copy to:


          __________________________
          __________________________
          __________________________
          Attention:________________
          Telephone:________________
          Fax No.:__________________

          If to Buyer or Merger Sub:

          Evoke Incorporated
          1157 Century Drive
          Louisville, CO  80027
          Attention:  Paul Berberian
          Telephone:  (303) 928-2800
          Fax No.:  (303) 928-2837

          With a copy to:

          Cooley Godward LLP
          2595 Canyon Boulevard, Suite 250
          Boulder, CO  80302
          Attention:  Michael L. Platt, Esq.
          Telephone:  (303) 546-4000
          Fax No.:  (303) 546-4099

     5.11 Governing Law. This Voting Agreement shall be governed by, and construed in accordance with, the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     5.12 Definitions. Capitalized terms used and not defined herein shall have the meaning set forth in the Merger Agreement.

     5.13 Officers And Directors. No person who is or becomes (during the term hereof) a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer, and nothing herein will limit or affect, or give rise to any liability to Shareholder by virtue of, any actions taken by any Shareholder in his or her capacity as an officer or director of the Company in exercising its rights under the Merger Agreement.

     5.14 Interpretation. The parties have participated jointly in the negotiation of this Voting Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Voting Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of the provisions of this Voting Agreement.

     In Witness Whereof, each of the parties hereto have caused this Voting Agreement to be duly executed as of the date first written above.

                                    Evoke Incorporated


                                    By:___________________________________

                                    Name:_________________________________

                                    Title:________________________________


                                    Shareholder



                                    By:___________________________________

                                    Name:_________________________________

                                    Title:________________________________

                                    Address:______________________________
                                            ______________________________
                                            ______________________________

                                    ______________________________________
                                    Spouse (if necessary)

Number of Shares of Company
Common Stock owned:______________

Number of Shares of Company
Preferred Stock owned:  Series A:________;
                        Series B:________;
                        Series C:________;
                        Series D:________;
                        Series E:________;
                        Series F:________;
                        Series G:_________

Number of Options:____________________

                                   Exhibit D

                           NONCOMPETITION AGREEMENT

                            NONCOMPETITION AGREEMENT

     This Noncompetition Agreement is being executed and delivered as of March __, 2000 by _______ (the "Employee") in favor of, and for the benefit of Evoke Incorporated, a Delaware corporation ("Evoke"), Contigo Software, Inc., a California corporation ("Contigo"), and the other "Indemnitees" (as hereinafter defined). Certain capitalized terms used in this Noncompetition Agreement are defined in Section 19.

                                    Recitals

     A. As an employee of Contigo, the Employee has obtained extensive and valuable knowledge and confidential information concerning the businesses of Contigo.

     B. Pursuant to an Agreement and Plan of Reorganization, dated as of March 24, 2000, by and among Evoke, CSI Acquisition Corporation, a California corporation (the "Merger Sub") and Contigo (the "Reorganization Agreement"), Merger Sub will be merged with and into Contigo with Contigo continuing as the surviving corporation and as a wholly-owned subsidiary of Evoke.

     C. Pursuant to the Reorganization Agreement and to enable Evoke to secure more fully the benefits of such acquisition, Evoke has required that the Employee enter into this Noncompetition Agreement, and the Employee is entering into this Noncompetition Agreement in order to induce Evoke to consummate the acquisition contemplated by the Reorganization Agreement.

     D. The Employee is becoming or has been a key employee of Contigo and will accordingly obtain or has obtained extensive and valuable knowledge and confidential information concerning the businesses of Evoke and/or Contigo.

     E. Evoke and Contigo have conducted and are conducting their respective businesses on a national basis.
                                   Agreement

     In order to induce Evoke to consummate the transactions contemplated by the Reorganization Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employee agrees as follows:

1. Restriction on Competition. The Employee agrees that, during the Noncompetition Period, the Employee shall not, and shall not permit any of the Employee's Controlled Persons to:

    (a) engage directly or indirectly in Competition in any Restricted Territory; or

    (b) directly or indirectly be or become an officer, director, stockholder, owner, co-owner, Controlled Person, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, licensor or sublicensor of, for or to, or otherwise be or become associated with or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any Person that engages directly or indirectly in Competition in any Restricted Territory;

provided, however, that the Employee may, without violating this Section 1, own, as a passive investment, shares of capital stock of a publicly-held corporation that engages in Competition if (i) such shares are actively traded on an established national securities market in the United States, (ii) the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by the Employee and the Employee's Controlled Persons collectively represent less than one percent of the total number of shares of such corporation's capital stock outstanding, and (iii) neither the Employee nor any Controlled Person of the Employee is otherwise associated directly or indirectly with such corporation or with any Affiliate of such corporation.

     2. No Hiring or Solicitation of Employees. The Employee agrees that, during the Nonsolicitation Period, the Employee shall not, and shall not permit any of the Employee's Controlled Persons to directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on the Employee's own behalf or on behalf of any other Person) any Specified Employee to leave his or her employment with Evoke, Contigo or any of Evoke's other Affiliates. For purposes of this Section 2, "Specified Employee" shall mean any individual who is or becomes an employee of Evoke, Contigo or any of Evoke's other Affiliates on the date of this Noncompetition Agreement or at any time during the Nonsolicitation Period.

     3. Confidentiality. The Employee agrees that the Employee shall hold all Confidential Information in strict confidence and shall not at any time (whether during or after the Noncompetition Period or the Nonsolicitation Period): (a) reveal, report, publish, disclose or transfer any Confidential Information to any Person (other than Evoke or Contigo), except in the performance of the Employee's obligations as an employee of Contigo; (b) use any Confidential Information for any purpose, except in the performance of the Employee's obligations as an employee of Contigo; or (c) use any Confidential Information for the benefit of any Person (other than Evoke or Contigo).

     4. Representations and Warranties. The Employee represents and warrants, to and for the benefit of the Indemnitees, that: (a) the Employee has full power and capacity to execute and deliver, and to perform all of the Employee's obligations under, this Noncompetition Agreement; and (b) neither the execution and delivery of this Noncompetition Agreement nor the performance of this Noncompetition Agreement will result directly or indirectly in a violation or breach of (i) any agreement or obligation by which the Employee or any of the Employee's Controlled Persons is or may be bound, or (ii) any law, rule or regulation. The Employee's representations and warranties shall survive the expiration of the Noncompetition Period and the Nonsolicitation Period for an unlimited period of time.

     5. Specific Performance. The Employee agrees that, in the event of any breach or threatened breach by the Employee of any covenant or obligation contained in this Noncompetition Agreement, each of Evoke, Contigo and the other Indemnitees shall be entitled (in addition to any other remedy that may be available to it or them, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the

                                       2.

observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. The Employee further agrees that no Indemnitee shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5, and the Employee irrevocably waives any right the Employee may have to require any Indemnitee to obtain, furnish or post any such bond or similar instrument.

     6. Indemnification. Without in any way limiting any of the rights or remedies otherwise available to any of the Indemnitees, the Employee shall indemnify and hold harmless each Indemnitee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including attorneys' fees), charge or expense (whether or not relating to any third-party claim) that is directly or indirectly suffered or incurred at any time (whether during or after the Noncompetition Period or the Nonsolicitation Period) by such Indemnitee, or to which such Indemnitee otherwise becomes subject at any time (whether during or after the Noncompetition Period or the Nonsolicitation Period), and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Noncompetition Agreement, or (b) any failure on the part of the Employee to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Noncompetition Agreement.

     7. Non-Exclusivity. The rights and remedies of Evoke, Contigo and the other Indemnitees under this Noncompetition Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Evoke, Contigo and the other Indemnitees under this Noncompetition Agreement, and the obligations and liabilities of the Employee under this Noncompetition Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this Noncompetition Agreement shall limit any of the Employee's obligations, or the rights or remedies of Evoke, Contigo or any of the other Indemnitees, under the Reorganization Agreement; and nothing in the Reorganization Agreement shall limit any of the Employee's obligations, or any of the rights or remedies of Evoke, Contigo, or any of the other Indemnitees, under this Noncompetition Agreement. No breach on the part of Evoke, Contigo or any other party of any covenant or obligation contained in the Reorganization Agreement or any other agreement shall limit or otherwise affect any right or remedy of Evoke, Contigo or any of the other Indeminitees under this Noncompetition Agreement.

     8. Severability. If any provision of this Noncompetition Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not

                                       3.

affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Noncompetition Agreement. Each provision of this Noncompetition Agreement is separable from every other provision of this Noncompetition Agreement, and each part of each provision of this Noncompetition Agreement is separable from every other part of such provision.

     9.  Governing Law; Venue.

         (a) This Noncompetition Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).


         (b) Any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement may be brought or otherwise commenced in any state or federal court located in the County of San Diego, California. The Employee:

              (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of San Diego, California (and each appellate court located in the State of California), in connection with any such legal proceeding;

              (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth on the signature page of this Noncompetition Agreement shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

              (iii) agrees that each state and federal court located in the County of San Diego, California, shall be deemed to be a convenient forum; and

              (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of San Diego, California, any claim that the Employee is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Noncompetition Agreement or the subject matter of this Noncompetition Agreement may not be enforced in or by such court.

Nothing contained in this Section 9 shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding or otherwise proceed against the Employee in any other forum or jurisdiction.

         (c) THE EMPLOYEE IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS NONCOMPETITION AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS NONCOMPETITION AGREEMENT.

                                       4.

     10. Waiver. No failure on the part of Evoke, Contigo or any other Indemnitee to exercise any power, right, privilege or remedy under this Noncompetition Agreement, and no delay on the part of Evoke, Contigo or any other Indemnitee in exercising any power, right, privilege or remedy under this Noncompetition Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Indemnitee shall be deemed to have waived any claim of such Indemnitee arising out of this Noncompetition Agreement, or any power, right, privilege or remedy of such Indemnitee under this Noncompetition Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Indemnitee; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     11. Successors and Assigns. Each of Evoke, Contigo and the other Indemnitees may freely assign any or all of its rights under this Noncompetition Agreement, at any time, in whole or in part, to any Person without obtaining the consent or approval of the Employee or of any other Person. This Noncompetition Agreement shall be binding upon the Employee and the Employee's heirs, executors, estate, and personal representatives, and shall inure to the benefit of Evoke, Contigo and the other Indemnitees.

     12. Further Assurances. The Employee shall (at the Employee's sole expense) execute and/or cause to be delivered to each Indemnitee such instruments and other documents, and shall (at the Employee's sole expense) take such other actions, as such Indemnitee may reasonably request at any time (whether during or after the Noncompetition Period or the Nonsolicitation Period) for the purpose of carrying out or evidencing any of the provisions of this Noncompetition Agreement.

     13. Attorneys' Fees. If any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement is brought against the Employee, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     14. Captions. The captions contained in this Noncompetition Agreement are for convenience of reference only, shall not be deemed to be a part of this Noncompetition Agreement and shall not be referred to in connection with the construction or interpretation of this Noncompetition Agreement.

     15. Construction. Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Noncompetition Agreement. Neither the drafting history nor the negotiating history of this Noncompetition Agreement shall be used or referred to in connection with the construction or interpretation of this Noncompetition Agreement. As used in this Noncompetition Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be

                                       5.

followed by the words "without limitation." Except as otherwise indicated in this Noncompetition Agreement, all references in this Noncompetition Agreement to "Sections" are intended to refer to Sections of this Noncompetition Agreement.

     16. Survival of Obligations. Except as specifically provided herein, the obligations of the Employee under this Noncompetition Agreement (including the Employee's obligations under Sections 3, 6 and 12) shall survive the expiration of the Noncompetition Period and the Nonsolicitation Period. The expiration of the Noncompetition Period or the Nonsolicitation Period shall not operate to relieve the Employee of any obligation or liability arising from any prior breach by the Employee of any provision of this Noncompetition Agreement.

     17. Obligations Absolute. The Employee's obligations under this Noncompetition Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of Evoke, Contigo, any other Indemnitee or any other Person) of any provision of the Reorganization Agreement or any other agreement, or by virtue of any failure to perform or other breach of any obligation of Evoke, Contigo, any other Indemnitee or any other Person.

     18. Amendment. This Noncompetition Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Employee, Evoke (or any successor to Evoke) and Contigo (or any successor to Contigo).

     19.  Defined Terms.  For purposes of this Noncompetition Agreement:

          (a) "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

          (b) "Competing Product" means any: (i) source code, software, hardware, web design, trade secret, intellectual property, computer system, internet server, operating system, telephony product, telephony system, web collaboration, internet voice chat, or similar product or technology used by Contigo in support of or in the provision of any Competing Service; (ii) product, equipment, device or system that has been designed, developed, manufactured, assembled, promoted, sold, supplied, distributed, resold, installed, supported, maintained, repaired, refurbished, licensed, sublicensed, financed, leased or subleased by or on behalf of Contigo (or any predecessor of Contigo) at any time on or prior to this date of this Noncompetition Agreement;
(iii) product, equipment, device or system that is designed, developed, manufactured, assembled, promoted, sold, supplied, distributed, resold, installed, supported, maintained, repaired, refurbished, licensed, sublicensed, financed, leased or subleased by or on behalf of Contigo at any time during the Noncompetition Period; or (iv) product, equipment, device or system that is substantially the same as, incorporates, is a material component or part of, is based upon, is functionally similar to or competes in any material respect with any product, equipment, device or system of the type referred to in clause "(i)", clause "(ii)" or clause "(iii)" of this sentence.

          (c) "Competing Service" means any: (i) webconferencing, voice chat service, quickcall service, webconference application integration, web collaboration, webconference

                                       6.

support, or similar service or any consultation or support service related to the above services; (ii) service that has been provided, performed or offered by or on behalf of Contigo (or any predecessor of Contigo) at any time on or prior to the date of this Noncompetition Agreement; (iii) service that is provided, performed or offered by Contigo at any time during the Noncompetition Period;
(iv) service that facilitates, supports or otherwise relates to the design, development, manufacture, assembly, promotion, sale, supply, distribution, resale, installation, support, maintenance, repair, refurbishment, licensing, sublicensing, financing, leasing or subleasing of any Competing Product; (v) other business or service presently engaged in, proposed to be in engaged in, offered by or proposed to be developed by Contigo, including any business or service set forth in any business plan, strategic plan or other contract or document developed or written by or for Contigo or any business or service presently engaged in, proposed to be in engaged in, offered by or proposed to be developed by Contigo of which the Employee has knowledge or is otherwise aware; or (vi) service that is substantially the same as, is based upon or competes in any material respect with any service referred to in clause "(i)", clause "(ii)", clause "(iii)", clause "(iv)" or clause "(v)" of this sentence.

     (d) A Person shall be deemed to be engaged in "Competition" if: (a) such Person or any of such Person's subsidiaries or other Controlled Persons is engaged directly or indirectly in the design, development, manufacture, assembly, promotion, sale, supply, distribution, resale, installation, support, maintenance, repair, refurbishment, licensing, sublicensing, financing, leasing or subleasing of any Competing Product; or (b) such Person or any of such Person's subsidiaries or other Controlled Persons is engaged directly or indirectly in providing, performing or offering any Competing Service.

     (e) "Confidential Information" means any non-public information (whether or not in written form and whether or not expressly designated as confidential) relating directly or indirectly to Evoke, Contigo or any of Evoke's other subsidiaries or relating directly or indirectly to the business, operations, financial affairs, performance, assets, technology, processes, products, contracts, customers, licensees, sublicensees, suppliers, personnel, consultants or plans of Evoke, Contigo or any of Evoke's other subsidiaries (including any such information consisting of or otherwise relating to trade secrets, know-how, technology, inventions, prototypes, designs, drawings, sketches, processes, license or sublicense arrangements, formulae, proposals, research and development activities, customer lists or preferences, pricing lists, referral sources, marketing or sales techniques or plans, operations manuals, service manuals, financial information, projections, lists of consultants, lists of suppliers or lists of distributors); provided, however, that "Confidential Information" shall not be deemed to include information of Contigo that was already publicly known and in the public domain prior to the time of its initial disclosure to the Employee.

     (f) "Controlled Person" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, is controlled by such specified Person.

     (g) "Indemnitees" shall include: (i) Evoke; (ii) Contigo; (iii) each Person who is or becomes an Affiliate of Evoke or Contigo; and (iv) the successors and assigns of each of the Persons referred to in clauses "(i)", "(ii)" and "(iii)" of this sentence.

                                       7.

     (h) "Noncompetition Period" shall mean the period commencing on the date of this Noncompetition Agreement and ending on the date that is two hundred twenty-five (225) days from the date that Employee is no longer employed by any of Evoke, Contigo or any other affiliate of Evoke.

     (i) "Nonsolicitation Period" shall mean the period commencing on the date of this Noncompetition Agreement and ending on the second anniversary of the date that Employee is no longer employed by any of Evoke, Contigo or any other affiliate of Evoke.

     (j) "Person" means any: (i) individual; (ii) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity; or (iii) governmental body or authority.

     (k) "Restricted Territory" means the United Kingdom, each county or similar political subdivision of each State of the United States of America (including each of the counties in the State of California), and each State, territory or possession of the United States of America.

                           [Signature Page to Follow]

                                       8.

     In Witness Whereof, the Employee has duly executed and delivered this Noncompetition Agreement as of the date first above written.


                              [Name of Employee]

                              Address:

                              Telephone No.:(     )     Facsimile:(    )

                                       9.